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Filed pursuant to: Registration No.: 333- Registration No.: 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

/ /	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A U.S. National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	41-1592157 (I.R.S. Employer Identification No.)
Sixth Street and Marquette Avenue Minneapolis, Minnesota (Address of principal executive offices)	55479 (Zip code)

Stanley S. Stroup, General Counsel
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
(612) 667-1234
(Name, address and telephone number of Agent for Service)

Toyota Auto Receivables Trust
(Issuer with respect to the securities)

Toyota Auto Finance Receivables LLC
(Exact names of the registrants as specified in their charters)

Delaware (State of other jurisdiction of incorporation or organization)	95-4836519 (I.R.S. Employer Identification No.)
19300 Gramercy Place Torrance, CA (Address of principal executive offices)	90509 (Zip code)

Asset Backed Securities
(Title of the Indenture Securities)

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    The Board of Governors of the Federal Reserve System
    Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1, pursuant to General Instruction B, because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	a.	A copy of the Articles of Association of the trustee now in effect.
Exhibit 2.	a.	A copy of the certificate of authority of the trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of Minneapolis.
b.
A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.
c.
A copy of the certificate dated November 18, 1983 from the office of the Comptroller of the Currency, acknowledging the change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis on January 12, 1943 and further acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.
d.
A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."
e.
A copy of the certification from the Comptroller of the Currency dated July 10, 2000 authorizing Norwest Bank Minnesota, National Association to change its name to "Wells Fargo Bank Minnesota, National Association" effective July 8, 2000.
Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.

Exhibit 4.	Copy of By-laws of the trustee as now in effect.
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	Consolidated Reports of Condition and Income of the trustee as of September 30, 2001.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 3rd day of December, 2001.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

/s/ CHERYL ZIMMERMAN Cheryl Zimmerman Corporate Trust Officer

Exhibit 1a

ARTICLES OF ASSOCIATION
OF
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

    FIRST. The title of this Association shall be Wells Fargo Bank Minnesota, National Association; the Association in conjunction with its said legal name may also use Wells Fargo Bank Minnesota, N.A.

    SECOND. The main office of this Association shall be in the City of Minneapolis, County of Hennepin, State of Minnesota. The general business of the Association shall be conducted at its main office and its branches.

    THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.

Each director, during the full term of his or her directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956.

The Board of Directors, by the vote of a majority of the full Board, may, between annual meetings of shareholders, fill vacancies created by the death, incapacity or resignation of any director and by the vote of a majority of the full Board may also, between annual meetings of shareholders, increase the membership of the Board by not more than four members and by like vote appoint qualified persons to fill the vacancies created thereby; provided, however, that at no time shall there be more than twenty- five directors of this Association; and provided further, however, that not more than two members may be added to the Board of Directors in the event that the total number of directors last elected by shareholders was fifteen or less.

    FOURTH. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office, or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

    FIFTH. The amount of capital stock of this Association shall be One Hundred Million Dollars ($100,000,00), divided into 1,000,000 shares of common stock of the par value of One Hundred Dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

    No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors, may from time to time fix.

    The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

    SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall act as Chairman of the Board, unless the Board appoints another director to act as Chairman. In the event the Board of Directors shall appoint a President and a Chairman, the Board shall designate which person shall act as the chief executive officer of this Association. The Board of

Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

    The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

    SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Minneapolis, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

    EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

    NINTH. The Board of Directors, the Chairman, the President, or any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his or her address as shown upon the books of this Association. Any action required or permitted to be taken at an annual or special meeting of the shareholders of the Association may be taken without prior written notice and without any meeting if such action is taken by written action, containing a waiver of notice, signed by all of the shareholders entitled to vote on that action.

    TENTH. To the extent permitted by applicable law and regulation:

    (a) Elimination of Certain Liability of Directors. A director of the Association shall not be personally liable to the Association or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Association or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    (b)(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnification rights than said law permitted the Association to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement except

2

to the extent prohibited by 12 CFR 7.5217(b)) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Association shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Association. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Association the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Association of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (b) or otherwise. The Association may, by action of its Board of Directors, provide indemnification to employees and agents of the Association with the same scope and effect as the foregoing indemnification of directors and officers.

    (2) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Association, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

    (3) Insurance. Except to the extent prohibited by 12 CFR 7.5217(d), the Association may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    ELEVENTH. The Association shall continue to maintain the Liquidation Account established pursuant to Section 8 of the Federal Stock Charter of Norwest Savings Bank, F.S.B. Pursuant to the requirements of the Office of Thrift Supervision's regulations (12 C.F.R. Part 563b Subchapter D), the Association shall maintain the Liquidation Account for the benefit of those Account Holders of the predecessor of Norwest Savings Bank, F.S.B. (First Minnesota Savings Bank, F.S.B.) which maintained accounts at First Minnesota Savings Bank as of October 31, 2989 ("eligible savers"). In the event of a complete liquidation of the Association, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the eligible saver's inchoate interest in the Liquidation Account, to the extent it is still in existence: Provided, That an eligible saver's inchoate interest in the Liquidation Account shall not entitle such eligible saver to any voting rights at meetings of the Association's stockholders.

    TWELFTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of holders of such greater amount.

3

Exhibit 2b

[SEAL]

TREASURY DEPARTMENT
BUREAU OF THE COMPTROLLER OF THE CURRENCY,

Charter No. 2006

Control No. 516
Washington, D. C., January 2, 1934.

    WHEREAS, by satisfactory evidence presented to the undersigned, it has been made to appear that the directors and shareholders of The North Western National Bank of Minneapolis, located in the City of Minneapolis in the County of Hennepin and State of Minnesota, and the directors and shareholders of The Minnesota Loan and Trust Company located in the City of Minneapolis, in the County of Hennepin and State of Minnesota, have complied with all the provisions of an Act of Congress entitled "An Act to provide for the consolidation of National Banking Associations," approved November 7, 1918, as amended February 25, 1927, and June 16, 19XX.

    NOW, THEREFORE, I, J. F. T. O'CONNOR, Comptroller of the Currency, do hereby certify that The North Western National Bank of Minneapolis and The Minnesota Loan and Trust Company have been consolidated under the charter of The North Western National Bank of Minneapolis and under the corporate title of "Northwestern National Bank and Trust Company of Minneapolis," with capital stock of Five Million Dollars ($5,000,000) and that the consolidation is hereby approved.

IN TESTIMONY WHEREOF, witness my hand and Seal of Office this Second day of January 1934.
/s/ J. F. T. O'CONNOR Comptroller of the Currency.

Exhibit 2c

Comptroller of the Currency
Administrator of National Banks

Washington, D.C. 20219

CERTIFICATE

I, C.T. Conover, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations;

2. On June 29, 1872, The North Western National Bank of Minneapolis, Minneapolis, Minnesota, was chartered as a National Banking Association under the laws of the United States and under Charter No. 2006;

3. The document hereto attached is a true and complete copy of the Charter Certificate issued to The North Western National Bank of Minneapolis, Minneapolis, Minnesota, the original of which certificate was issued by this Office on June 28, 1872;

4. On January 2, 1934, in connection with a consolidation of this bank and The Minnesota Loan and Trust Company, Minneapolis, Minnesota, the title was changed to "Northwestern National Bank and Trust Company of Minneapolis"; and on January 12, 1943, the title was changed to "Northwestern National Bank of Minneapolis";

5. On May 1, 1983, the title of Northwestern National Bank of Minneapolis was changed to "Norwest Bank Minneapolis, National Association"; and

6. Norwest Bank Minneapolis, National Association, Minneapolis, Minnesota, continues to hold a valid certificate to do business as a National Banking Association.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this 18th day of November, 1983.
/s/ C.T. CONOVER C.T. Conover Comptroller of the Currency

Exhibit 2d

Comptroller of the Currency
Administrator of National Banks

Midwestern District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

January 4, 1988

Mr. Bruce Moland
Vice President and Assistant General Counsel
Norwest Corporation
1200 Peavey Building
Minneapolis, Minnesota 55479

Dear Mr. Moland:

This is the official certification of the approval of the Comptroller of the Currency for Norwest Bank Bloomington, National Association, Bloomington, Minnesota; Norwest Bank Calhoun-Isles, National Association, Minneapolis, Minnesota; Norwest Bank Camden, National Association, Minneapolis, Minnesota; Norwest Bank Central, National Association, Minneapolis, Minnesota; Norwest Bank East St. Paul, National Association, St. Paul, Minnesota; Norwest Bank Hastings, National Association, Hastings, Minnesota; Norwest Bank Jordan, National Association, Jordan, Minnesota; Norwest Bank Maple Grove, National Association, Maple Grove, Minnesota; Norwest Bank MetroSouth, National Association, Minneapolis, Minnesota; Norwest Bank MetroWest, National Association, Hopkins, Minnesota; Norwest Bank Midland, National Association, Minneapolis, Minnesota; Norwest Bank Old St. Anthony, National Association, Minneapolis, Minnesota; Norwest Bank South St. Paul, National Association, South St. Paul, Minnesota; Norwest Bank St. Paul, National Association, St. Paul, Minnesota; Norwest Bank Stillwater, National Association, Stillwater, Minnesota; Norwest Bank University-Midway, National Association, Minneapolis, Minnesota to consolidate with Norwest Bank Minneapolis, National Association (Charter No. 2006), Minneapolis, Minnesota effective as of January 1, 1988, under the charter of Norwest Bank Minneapolis, National Association and under the title of "Norwest Bank Minnesota, National Association".

Mr. Bruce Moland
Vice President and Assistant General Counsel
Norwest Corporation
1200 Peavey Building
Minneapolis, Minnesota 55479
January 4, 1988

This is also the official certification of the approval of the Comptroller of the Currency for the receiving association to operate the presently existing branches of Norwest Bank Minneapolis, National Association, Minneapolis, Minnesota; Norwest Bank Bloomington, National Association, Bloomington, Minnesota; Norwest Bank Calhoun-Isles, National Association, Minneapolis, Minnesota; Norwest Bank Camden, National Association, Minneapolis, Minnesota; Norwest Bank Central, National Association, Minneapolis, Minnesota; Norwest Bank East St. Paul, National Association, St. Paul, Minnesota; Norwest Bank Hastings, National Association, Hastings, Minnesota; Norwest Bank Jordan, National Association, Jordan, Minnesota; Norwest Bank Maple Grove, National Association, Maple Grove, Minnesota; Norwest Bank MetroSouth, National Association, Minneapolis, Minnesota; Norwest Bank MetroWest, National Association, Hopkins, Minnesota; Norwest Bank Midland, National Association, Minneapolis, Minnesota; Norwest Bank Old St. Anthony, National Association, Minneapolis, Minnesota; Norwest Bank South St. Paul, National Association, South St. Paul, Minnesota; Norwest Bank St. Paul, National Association, St. Paul, Minnesota; Norwest Bank Stillwater, National Association, Stillwater, Minnesota; Norwest Bank University-Midway, National Association, Minneapolis, Minnesota and to establish the following branches:

"Bloomington"	7900 Xerxes Avenue South Bloomington, Minnesota 55431 Certificate No. 77022A
"Calhoun-Isles"	1455 West Lake Street Minneapolis, Minnesota 55408 Certificate No. 77023A
"Camden"	4141 Lyndale Avenue Minneapolis, Minnesota 55412 Certificate No. 77024A
"Central"	2329 Central Avenue N.E. Minneapolis, Minnesota 55418 Certificate No. 77025A
"East St. Paul"	875 E. Minnehaha Avenue St. Paul, Minnesota 55106 Certificate No. 77026A

Mr. Bruce Moland
Vice President and Assistant General Counsel
Norwest Corporation
1200 Peavey Building
Minneapolis, Minnesota 55479
January 4, 1988

"Hastings"	111 East 3rd Street Hastings, Minnesota 55033 Certificate No. 77027A
"Jordan"	200 Creek Lane Jordan, Minnesota 55352 Certificate No. 77028A
"Maple Grove"	9353 Jefferson Highway Maple Grove, Minnesota 55369 Certificate No. 77029A
"MetroSouth"	2600 East Franklin Avenue Minneapolis, Minnesota 55406 Certificate No. 77030A
"MetroWest"	1011 First Street South Hopkins, Minnesota 55343 Certificate No. 77031A
"Midland"	401 Second Avenue South Minneapolis, Minnesota 55479 Certificate No. 77032A
"Old St. Anthony"	425 East Hennepin Avenue Minneapolis, Minnesota 55414 Certificate No. 77033A
"South St. Paul"	161 North Concord Exchange South St. Paul, Minnesota 55075 Certificate No. 77034A
"St. Paul"	55 East Fifth Street St. Paul, Minnesota 55101 Certificate No. 77035A
"Stillwater"	2000 Northwestern Avenue Stillwater, Minnesota 55082 Certificate No. 77036A
"University-Midway"	3430 University Avenue S.E. Minneapolis, Minnesota 55414 Certificate No. 77037A

Mr. Bruce Moland
Vice President and Assistant General Counsel
Norwest Corporation
1200 Peavey Building
Minneapolis, Minnesota 55479
January 4, 1988

The shareholders' meetings of the respective banks may be finally adjourned.

Sincerely,
/s/ Thomas C. McAllister Thomas C. McAllister Director for Analysis Midwestern District
Bank Charter No. 2006

Exhibit 2e

    [COMPTROLLER LOGO]

  Comptroller of the Currency
  Administrator of National Banks

  Large Bank Licensing, MS 3-a
  250 E Street, S.W.
  Washington, DC 20219

  July 10, 2000

  Mr. James E. Hanson
  Manager
  Wells Fargo & Company
  Sixth & Marquette - N9305-152
  Minneapolis, Minnesota 55479

  Dear Mr. Hanson:

  This letter is the official certification of the Comptroller of the Currency (OCC) of the consolidation of Norwest Bank Minnesota North, National Association, Duluth, Minnesota, Charter Nr. 3626, and Norwest Bank Minnesota South, National Association, Rochester, Minnesota, Charter Nr. 2088, with Norwest Bank Minnesota, National Association, Minneapolis, Minnesota, Charter Nr. 2006 under the charter of Norwest Bank Minnesota, National Association, Minneapolis, Minnesota, Charter Nr. 2006 and with the resulting title of Wells Fargo Bank Minnesota, National Association, effective July 8, 2000.

  This letter is also the official authorization given to Wells Fargo Bank Minnesota, N.A., Charter Nr. 2006, to operate the former head offices of Norwest Bank Minnesota, North, N.A. and Norwest Bank Minnesota South, N.A. as branches at the following locations:

Popular Name:	Duluth Main Office
Branch Number:	118525A
Address:	230 West Superior Street Duluth, Minnesota
Popular Name:	Rochester Main Office
Branch Number:	118526A
Address:	21 First Street Southwest Rochester, Minnesota

  Branch authorizations previously granted to the consolidating banks automatically convey to Wells Fargo Bank Minnesota, N.A., the resulting bank, and will not be reissued. Please furnish a copy of this certificate to personnel responsible for branch administration.

  Certification of Consolidation
  Wells Fargo Bank Minnesota, N.A./Norwest Bank Minnesota North, N.A. and Norwest Bank Minnesota South, N.A.

  The OCC also authorizes the resulting bank, should the consolidation occur between Call Report dates, to recalculate its legal lending limit. The new lending limit should be calculated by using data from the last Call Report of the individual banks filed prior to consummating the consolidation, as adjusted for the combination. The resulting bank will then file a new Call Report and begin calculating its legal lending limit according to 12 C.F.R., 32.4(a) at the end of the quarter following consummation of the consolidation.

  In the event of questions, please contact Licensing Analyst Abel Reyna at (202) 874-5060 or by e-mail at: LargeBanks@OCC.Treas.Gov.

  Sincerely,

  /s/ RICHARD T. ERB
  Richard T. Erb
  Licensing Manager

  [COMPTROLLER SEAL]

  Control Nr. 2000-ML-02-0015

Exhibit 3

Federal Reserve Board

Washington, D.C., January 2, 1934

    Pursuant to authority vested in the Federal Reserve Board by the Act of Congress approved December 23, 1913, known as the Federal Reserve Act as amended by the date of September 26, 1918, Northwestern National Bank and Trust Company of Minneapolis, Minneapolis, Minnesota has been granted the right to act, when not in contravention of State or local law, as Trustee, Executor, Administrator, Registrar of stocks and bonds, Guardian of estates, Assignee, Receiver, Committee of estates of lunatics, or in any other fiduciary capacity in which State banks trust companies or other corporations which come into competition with national banks are permitted to act under the laws of the State of Minnesota. The exercise of such rights shall be subject to regulations prescribed by the Federal Reserve Board.

Federal Reserve Board

	By	/s/ E.R. BLACK
Treasurer

Attest:

Chester Morrill

Exhibit 4

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

BY-LAWS

ARTICLE I

Meetings of Shareholders

    Section 1.1  Annual Meeting.  The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the main office of the Association in Minneapolis, Minnesota, or such other place as the Board of Directors may designate, at 9:30 a.m., on the third Tuesday of January in each year. If for any cause the annual meeting of shareholders for the election of directors is not held on the date fixed in this by-law, such meeting may be held on some other day, notice thereof having been given in accordance with the requirements of Section 5149, United States Revised Statutes, and the meeting conducted according to the provisions of these by-laws.

    Section 1.2  Special Meetings.  Except as otherwise specifically provided by statute, special meetings of shareholders may be called for any purpose at any time by the Board of Directors, by the President, or by any one or more shareholders owning in the aggregate not less than twenty-five percent of the then outstanding shares, as provided in Article Ninth of the Articles of Association.

    Section 1.3  Notice of Meetings.  A notice of each annual or special shareholders' meeting, setting forth the time, place, and purpose of the meeting, shall be given, by first-class mail, postage prepaid, to each shareholder of record at least ten days prior to the date on which such meeting is to be held; but any failure to mail such notice of any annual meeting, or any irregularity therein, shall not affect the validity of such annual meeting or of any of the proceedings thereat. Notwithstanding anything in these by-laws to the contrary, a valid shareholders' meeting may be held without notice whenever notice thereof shall be waived in writing by all shareholders, or whenever all shareholders shall be present or represented at the meeting.

    Section 1.4  Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, and may transact any business except such as may, under the provisions of law, the Articles of Association, or these by-laws, require the vote of holders of a greater number of shares. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

    Section 1.5  Proxies and Voting Rights.  At each meeting of the shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, which proxy shall be valid for that meeting or any adjournments thereof, shall be dated, and shall be filed with the records of the meeting. No officer or employee of this Association may act as proxy. Each shareholder shall have one vote for each share of stock having voting power which is registered in his name on the books of the Association. Voting for the election of directors and voting upon any other matter which may be brought before any shareholders' meeting may, but need not, be by ballot, unless voting by ballot be requested by a shareholder present at the meeting.

    Section 1.6  Proceedings and Record.  The Chairman of the Board shall preside at all meetings of the shareholders or, in case of his absence or inability to act, the President or, in case of the absence or inability to act of both of them, any Vice President may preside at any such meeting. The presiding officer shall appoint a person to act as secretary of each shareholders' meeting; provided, however, that the shareholders may appoint some other person to preside at their meetings or to act as secretary thereof. A record of all business transacted shall be made of each shareholders' meeting showing, among other things, the names of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy and the number of shares held by each, the names of the proxies, the number of shares voted on each motion or resolution and the number of shares voted for each candidate for director. This record shall be entered in the minute book of the Association and shall be subscribed by the secretary of the meeting.

ARTICLE II

Directors

    Section 2.1  Board of Directors.  The Board of Directors (hereinafter referred to as the "Board") shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

    Section 2.2  Number and Qualifications.  The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

    Each director shall, during the full term of his directorship, be a citizen of the United States, and at least two-thirds of the directors shall have resided in Minnesota, or within one hundred miles of the location of the office of the Association, for at least one year immediately preceding their election, and shall be residents of Minnesota or within a one-hundred-mile territory of the location of the Association during their continuance in office. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956, as amended.

    Section 2.3  Organization Meeting.  A meeting of the newly elected Board shall be held at the main office of this Association, without notice, immediately following the adjournment of the annual meeting of the shareholders, or at such other time and at such other place to which said meeting may be adjourned. No business shall be transacted at any such meeting until a majority of the directors elected shall have taken an oath of office as prescribed by law, and no director elected shall participate in the business transacted at any such meeting of the Board until he shall have taken said oath. If at any such meeting there is not a quorum of the directors present who shall have taken the oath of office, the members present may adjourn the meeting from time to time until a quorum is secured. At such meeting of the newly elected Board, if a quorum is present, the directors may elect officers for the ensuing year and transact any and all business which may be brought before them.

    Section 2.4  Regular Meetings.  The regular meetings of the Board may be held at such time and place as shall from time to time be determined by the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day.

2

    Section 2.5  Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board, the President, the Cashier or the Secretary, and shall be called at the request of one-third or more of the directors.

    Section 2.6  Notice of Meetings.  Each member of the Board shall be given not less than one day's notice by telephone, telegram, letter, or in person, stating the time and place of any regular or special meeting; such notice may, but need not, state the purpose of said meeting. Notwithstanding anything in these by-laws to the contrary, a valid directors' meeting may be held without notice whenever notice thereof shall be waived in writing by all of the directors, or whenever all of the directors are present at the meeting.

    Section 2.7  Quorum and Voting.  A majority of the directors shall constitute a quorum at all directors' meetings. Except where the vote of a greater number of directors is required by the Articles of Association, these by-laws or under provisions of law, the vote of a majority of the directors at a meeting at which a quorum is present shall be sufficient to transact business.

    Section 2.8  Proceedings and Record.  The Chairman of the Board, if such officer shall have been designated by the Board, shall preside at all meetings thereof, and in his absence or inability to act (or if there shall be no Chairman of the Board) the President, and in his absence or inability to act any other director appointed chairman of the meeting pro tempore, shall preside at meetings of the directors. The Cashier, or Secretary, or any other person appointed by the Board, shall act as secretary of the Board and shall keep accurate minutes of all meetings.

    Section 2.9  Vacancies.  Any vacancy in the Board may be filled by appointment at any regular or special meeting of the Board by the remaining directors in accordance with the laws of the United States, and any director so appointed shall hold his place until the next election.

ARTICLE III

Committees of the Board

    Section 3.1  Executive Committee.  The Board may appoint annually or more often an Executive Committee consisting of three or more directors. In the event an Executive Committee is appointed, the Executive Committee shall have the power to approve, review, and delegate authority to make loans and otherwise extend credit and to purchase and sell bills, notes, bonds, debentures and other legal investments and to establish and review general loan and investment policies. In addition, when the Board is not in session, the Executive Committee shall have the power to exercise all powers of the Board, except those that cannot legally be delegated by the Board. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present.

    Section 3.2  Trust Committees.  The Board shall appoint a Trust Audit Committee which shall, at least once during each calendar year and within fifteen months of the last such audit, make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board and at such time shall ascertain and report to the Board whether said Department has been administered in accordance with applicable laws and regulations and sound fiduciary principles. Every report to the Board under this section, together with the action taken thereon, shall be noted in the minutes of the Board. The Board shall from time to time appoint such other committees of such membership and with such powers and duties as it is required to appoint under the provisions of Regulation 9 issued by the Comptroller of the Currency relating to the trust powers of national banks, or any amendments thereto, and may appoint such other committees of such membership and with such powers and duties as the Board may provide and as are permitted by said Regulation 9, or any amendments thereto.

3

    Section 3.3  Other Committees.  The Board, by a majority vote of the whole Board, may create from its own members or (to the extent permitted by applicable statutes, laws and regulations) from its own members and/or officers or employees of the Association such other committees as it may from time to time deem necessary, and may designate the name and term of existence and prescribe the duties thereof.

    Section 3.4  Proceedings and Record.  Each committee appointed by the Board may hold regular meetings at such time or times as may be fixed by the Board or by the committee itself. Special meetings of any committee may be called by the chairman or vice chairman or any two members thereof. The Board may, at the time of the appointment of any committee, designate alternate or advisory members, designate its chairman, vice chairman, and secretary, or any one or more thereof, and the committee itself may appoint such of said officers as have not been so designated by the Board if they deem such appointment necessary or advisable. The secretary may but need not be a member of the committee. The Board may at any time prescribe or change the number of members whose presence is required to constitute a quorum at any or all meetings of a committee. The quorum so prescribed need not be a majority of the members of the committee. If no quorum is prescribed by the Board, the presence of a majority of the members of the committee shall be required to constitute a quorum. Each committee shall keep such records of its meetings and proceedings as may be required by law or applicable regulations and may keep such additional records of its meetings and proceedings as it deems necessary or advisable, and each committee may make such rules of procedure for the conduct of its own meetings and the method of discharge of its duties as it deems advisable. Each committee appointed by the Board may appoint subcommittees composed of its own members or other persons and may rely on information furnished to it by such subcommittees or by statistical or other fact-finding departments or employees of this Association, provided that final action shall be taken in each case by the committee.

ARTICLE IV

Officers and Employees

    Section 4.1  Appointment of Officers.  The Board shall appoint a President, one or more Vice Presidents and a Cashier and/or Secretary and may appoint a Chairman of the Board and such other officers as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Only directors shall be eligible for appointment as President or Chairman of the Board. If a director other than the President is appointed Chairman of the Board, the Board shall designate either of these two officers as the chief executive officer of this Association. The chief executive officer or any other officers authorized by the Board from time to time may appoint other officers below the rank of Executive Vice President by filing a written notice of such officer appointments with the Cashier or Secretary.

    Section 4.2  Tenure of Office.  Officers shall hold their respective offices for the current year for which they are appointed unless they resign, become disqualified or are removed. Any officer appointed by the Board may be removed at any time by the affirmative vote of a majority of the full Board or in accordance with authority granted by the Board. During the year between its organization meetings, the Board may appoint additional officers and shall promptly fill any vacancy occurring in any office required to be filled.

    Section 4.3  Chief Executive Officer.  The chief executive officer shall supervise the carrying out of policies adopted or approved by the Board, shall have general executive powers as well as the specific powers conferred by these by-laws, and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board.

4

    Section 4.4  Cashier or Secretary.  The Cashier or Secretary shall attend to the giving of all notices required by these by-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Cashier, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

    Section 4.5  General Authority and Duties.  Officers shall have the general powers and duties customarily vested in the office of such officers of a corporation and shall also exercise such powers and perform such duties as may be prescribed by the Articles of Association, by these by-laws, or by the laws or regulations governing the conduct of the business of national banking associations, and shall exercise such other powers and perform such other duties not inconsistent with the Articles of Association, these by-laws or laws or regulations as may be conferred upon or assigned to them by the Board or the chief executive officer.

    Section 4.6  Employees and Agents.  Subject to the authority of the Board, the chief executive officer, or any other officer of the Association authorized by him, may appoint or dismiss all or any employees and agents and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

    Section 4.7  Bonds of Officers and Employees.  The officers and employees of this Association shall give bond with security to be approved by the Board in such penal sum as the Board shall require, conditioned for the faithful and honest discharge of their respective duties and for the faithful application and accounting of all monies, funds and other property which may come into their possession or may be entrusted to their care or placed in their hands. In the discretion of the Board in lieu of having individual bonds for each officer and employee, there may be substituted for the bonds provided for herein a blanket bond covering all officers and employees providing coverage in such amounts and containing such conditions and stipulations as shall be approved by the chief executive officer of this Association but subject to the supervision and control of the Board.

ARTICLE V

Stock and Stock Certificates

    Section 5.1  Transfers.  Shares of stock shall be transferable only on the books of the Association upon surrender of the certificate for cancellation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

    Section 5.2  Stock Certificates.  Certificates of stock shall be signed by the chief executive officer, the President or a Vice President and the Cashier, Secretary, or any other officer appointed by the Board for that purpose, and shall be sealed with the corporate seal. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed, and shall meet the requirements of Section 5139, United States Revised Statutes, as amended.

    Section 5.3  Dividends.  Transfers of stock shall not be suspended preparatory to the declaration of dividends and, unless an agreement to the contrary shall be expressed in the assignments, dividends shall be paid to the shareholders in whose name the stock shall stand at the time of the declaration of the dividends or on such record date as may be fixed by the Board.

    Section 5.4  Lost Certificates.  In the event of loss or destruction of a certificate of stock, a new certificate may be issued in its place upon proof of such loss or destruction and upon receipt of an acceptable bond or agreement of indemnity as may be required by the Board.

5

ARTICLE VI

Corporate Seal

    Section 6.1  Form.  The corporate seal of the Association shall have inscribed thereon the name of the Association.

    Section 6.2  Authority to Impress.  The chief executive officer, the President, the Cashier, the Secretary, or the Assistant Cashier, or other officer designated by the Board, shall have authority to impress or affix the corporate seal to any document requiring such seal, and to attest the same.

ARTICLE VII

Miscellaneous Provisions

    Section 7.1  Banking Hours.  The days and hours during which this Association shall be open for business shall be fixed from time to time by the Board, the chief executive officer, or the President, consistent with national and state laws governing banking and business transactions.

    Section 7.2  Execution of Written Instruments.  All instruments, documents, or agreements relating to or affecting the property or business and affairs of this Association, or of this Association when acting in any representative or fiduciary capacity, shall be executed, acknowledged, verified, delivered or accepted on behalf of this Association by the chief executive officer, the President, any Executive Vice President, any person specifically designated by the Board as an "Executive Officer" of this Association, or by such other officer, officers, employees, or designated signers, as the Board may from time to time direct.

    Section 7.3  Records.  The Articles of Association, these by-laws, and any amendments thereto, and the proceedings of all regular and special meetings of the directors and of the shareholders shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the person appointed to act as secretary of the meeting.

    Section 7.4  Fiscal Year.  The fiscal year of the Association shall be the calendar year.

    Section 7.5  Corporate Governance Procedures.  In accordance with 12 C.F.R. Section 7.2000, to the extent not inconsistent with applicable federal banking statutes or regulations or bank safety and soundness, this Association designates and elects to follow the corporate governance procedures of the Delaware General Corporation Law, as amended from time to time.

ARTICLE VIII

By-Laws

    Section 8.1  Inspection.  A copy of these by-laws, with all amendments thereto, shall at all times by kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

    Section 8.2  Amendments.  These by-laws may be changed or amended at any regular or special meeting of the Board by a vote of a majority of the full Board or at any regular or special meeting of shareholders by the vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat.

6

EXHIBIT 6

December 3, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
/s/ Cheryl Zimmerman Cheryl Zimmerman Corporate Trust Officer

Exhibit 7

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Expires March 31, 2002

Federal Financial Institutions Examination Council

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2000

    This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

20001231
(RCRI 9999)

    This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

    NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Robert F. Goodsell, Mgr. of Regulatory Reporting Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Robert Goodsell Signature of Officer Authorized to Sign Report 1/30/01 Date of Signature

    The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

    We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ [ILLEGIBLE] Director (Trustee) /s/ [ILLEGIBLE] Director (Trustee) /s/ [ILLEGIBLE] Director (Trustee)

Submission of Reports

    Each bank must prepare its Reports of Condition and Income either:

  (a)
  in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

  (b)
  in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

    For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

    To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:	05208 (RCRI 9050)	Wells Fargo Bank Minnesota, N.A. Legal Title of Bank (TEXT 9010)
http://www.wellsfargo.com Primary Internet Web Address of Bank		Minneapolis City (TEXT 9130)
(Home Page), if any (TEXT4087)		MN	55479
(Example: www.examplebank.com)
		State Abbrev. (TEXT 9200)	Zip Code (TEXT 9220)

    Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices	FFIEC 031 Page i

Table of Contents

Signature Page	Cover
Report of Income
Schedule RI—Income Statement	RI-1, 2, 3
Schedule RI-A Change in Equity Capital	RI-4
Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Credit Losses	RI-4, 5
Schedule RI-D—Income from International Operations	RI-6
Schedule RI-E—Explanations	RI-7, 8

Disclosure of Estimated Burden

The estimated average burden associated with this information collection is 34.1 hours per respondent and is estimated to vary from 15 to 400 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but excludes the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429

Report of Condition
Schedule RC—Balance Sheet	RC-1, 2
Schedule RC-A—Cash and Balances Due From Depository Institutions	RC-3
Schedule RC-B—Securities	RC-3, 4, 5
Schedule RC-C—Loans and Lease Financing Receivables:
Part I. Loans and Leases	RC-6, 7, 8
Part II. Loans to Small Businesses and Small Farms (to be completed for the June report only; not included in the forms for the September and December reports)	RC-8a, 8b
Schedule RC-D—Trading Assets and Liabilities (to be completed only by selected banks)	RC-8
Schedule RC-E—Deposit Liabilities	RC-9, 10, 11
Schedule RC-F—Other Assets	RC-11
Schedule RC-G—Other Liabilities	RC-11
Schedule RC-H—Selected Balance Sheet Items for Domestic Offices	RC-12
Schedule RC-I—Selected Assets and Liabilities of IBFs	RC-13
Schedule RC-K—Quarterly Averages	RC-13
Schedule RC-L—Off-Balance Sheet Items	RC-14, 15, 16
Schedule RC-M—Memoranda	RC-17, 18
Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets	RC-19, 20
Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments	RC-21, 22
Schedule RC-R—Regulatory Capital	RC-23, 24
Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income	RC-25
Special Report (to be completed by all banks)

    For information or assistance, national and state nonmember banks should contact the FDIC's Reports Analysis and Quality

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RI-1

Consolidated Report of Income
for the period January 1, 2000 - December 31, 2000

    All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

1480‹-

					Dollar Amounts in Thousands
1.	Interest income:
	a.	Interest and fee income on loans:
		(1)	In domestic offices:		RIAD
			(a)	Loans secured by real estate	4011	975,371	1.a.1.a
			(b)	Loans to depository institutions	4019	27,699	1.a.1.b
			(c)	Loans to finance agricultural production and other loans to farmers	4024	18,052	1.a.1.c
			(d)	Commercial and industrial loans	4012	491,976	1.a.1.d
			(e)	Acceptances of other banks	4026	151	1.a.1.e
			(f)	Loans to individuals for household, family, and other personal expenditures:
				(1) Credit cards and related plans	4054	212,763	1.a.1.f.1
				(2) Other	4055	131,372	1.a.1.f.2
			(g)	Loans to foreign governments and official institutions	4056	0	1.a.1.g
			(h)	Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
				(1) Taxable obligations	4503	464	1.a.1.h.1
				(2) Tax-exempt obligations	4504	2,326	1.a.1.h.2
			(i)	All other loans in domestic offices	4058	107,873	1.a.1.i
		(2)	In foreign offices, Edge and Agreement subsidiaries, and IBFs		4059	1,396	1.a.2
	b.	Income from lease financing receivables:
		(1)	Taxable leases		4505	117,868	1.b.1
		(2)	Tax-exempt leases		4307	0	1.b.2
	c.	Interest income on balances due from depository institutions:(1)
		(1)	In domestic offices		4105	2,381	1.c.1
		(2)	In foreign offices, Edge and Agreement subsidiaries, and IBFs		4106	113	1.c.2
	d.	Interest and dividend income on securities:
		(1)	U.S. Treasury securities and U.S. Government agency obligations (including mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA)		4027	106,185	1.d.1
		(2)	Securities issued by states and political subdivisions in the U.S.:
			(a)	Taxable securities	4506	313	1.d.2.a
			(b)	Tax-exempt securities	4507	14,371	1.d.2.b
		(3)	Other domestic debt securities (including mortgage-backed securities not issued or guaranteed by FNMA, FHLMC, or GNMA)		3657	18,970	1.d.3
		(4)	Foreign debt securities		3658	0	1.d.4
		(5)	Equity securities (including investments in mutual funds)		3659	29,481	1.d.5
	e.	Interest income from trading assets			4069	335	1.e

(1)
Includes interest income on time certificates of deposits not held for trading.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RI-2

Schedule RI—Continued

					Dollar Amounts in Thousands
1.	Interest income (continued)		RIAD	Year-to-Date
	f.	Interest income on federal funds sold and securities purchased under agreements to resell	4020	1,052,156			1.f
	g.	Total interest income (sum of items 1.a through 1.f)	4107	3,311,616			1.g
2.	Interest expense:
	a.	Interest on deposits:
		(1) Interest on deposits in domestic offices:
		(a) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4508	7,192			2.a.1.a
		(b) Nontransaction accounts:
		(1) Money market deposit accounts (MMDAs)	4509	73,725			2.a.1.b.1
		(2) Other savings deposits	4511	141,655			2.a.1.b.2
		(3) Time deposits of $100,000 or more	A517	18,804			2.a.1.b.3
		(4) Time deposits of less than $100,000	A518	111,516			2.a.1.b.4
		(2) Interest on deposits in foreign offices, Edge and agreement subsidiaries, and IBFs	4172	534,776			2.a.2
	b.	Expense of federal funds purchased and securities sold under agreements to repurchase	4180	736,120			2.b
	c.	Interest on demand notes issued to the U.S. Treasury, trading liabilities, and on other borrowed money	4185	404,282			2.c
	d.	Not applicable
	e.	Interest on subordinated notes and debentures	4200	0			2.e
	f.	Total interest expense (sum of items 2.a through 2.e)	4073	2,028,070	RIAD		2.f
3.	Net interest income (item 1.g minus 2.f)				4074	1,283,546	3.
4.	Provisions:
	a.	Provision for credit losses			4230	124,422	4.a
	b.	Provision for allocated transfer risk			4243	0	4.b
5.	Noninterest income:		RIAD
	a.	Income from fiduciary activities	4070	288,934			5.a
	b.	Service charges on deposit accounts in domestic offices	4080	148,835			5.b
	c.	Trading revenue (must equal Schedule RI, sum of Memorandum items 8.a through 8.d)	A220	23,610			5.c
	d.-e.	Not applicable
	f.	Other noninterest income:
		(1) Other fee income	5407	295,218			5.f.1
		(2) All other noninterest income*	5408	42,141	RIAD		5.f.2
	g.	Total noninterest income (sum of items 5.a through 5.f)			4079	798,738	5.g
6.	a.	Realized gains (losses) on held-to-maturity securities			3521	0	6.a
	b.	Realized gains (losses) on available-for-sale securities			3196	(93,685)	6.b
7.	Noninterest expense:		RIAD
	a.	Salaries and employee benefits	4135	443,839			7.a
	b.	Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	4217	89,286			7.b
	c.	Other noninterest expense*	4092	671,680	RIAD		7.c
	d.	Total noninterest expense (sum of items 7.a through 7.c)			4093	1,204,805	7.d
8.	Income (loss) before income taxes and extraordinary items and other adjustments (items 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)				4301	659,372	8.
9.	Applicable income taxes (on item 8)				4302	244,599	9.
10.	Income (loss) before extraordinary items and other adjustments (item 8 minus 9)				4300	414,773	10.
11.	Extraordinary items and other adjustments, net of income taxes*				4320	0	11.
12.	Net income (loss) (sum of items 10 and 11)				4340	414,773	12.

*
Describe on Schedule RI-E—Explanations.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RI-3

Schedule RI—Continued

1481‹-

			Dollar Amounts in Thousands
Memoranda			RIAD	Year-to-Date
1.	Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes		4513	778	M.1
2.	Income from the sale and servicing of mutual funds and annuities in domestic offices (included in Schedule RI, item 8)		8431	3,522	M.2
3.-4.	Not applicable
				Number
5.	Number of full-time equivalent employees on payroll at end of current period (round to nearest whole number)		4150	7,002	M.5
6.	Not applicable
			CCYY / MM/DD
7.	If the reporting bank has restated its balance sheet as a result of applying push accounting this calendar year, report the date of the bank's acquisition		9106	N/A	M.7
8.	Trading revenue (from cash instruments and off-balance sheet derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c):
	a.	Interest rate exposures	8757	8,995	M.8.a
	b.	Foreign exchange exposures	8758	22,661	M.8.b
	c.	Equity security and index exposures	8759	0	M.8.c
	d.	Commodity and other exposures	8760	(8.046)	M.8.d
9.	Impact on income of off-balance sheet derivatives held for purposes other than trading:
	a.	Net increase (decrease) to interest income	8761	2	M.9.a
	b.	Net (increase) decrease to interest expense	8762	0	M.9.b
	c.	Other (noninterest) allocations	8763	0	M.9.c
10.	Credit losses on off-balance sheet derivatives (see instructions)		A251	0	M.10
				YES / NO
11.	Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year?		A530	NO	M.11
12.	Deferred portion of total applicable income taxes included in Schedule RI, items 9 and 11 (to be reported with the December Report of Income)		4772	153,124	M.12

(1)
For example, a bank acquired on June 1, 1998, would report 1998/06/01

*
Describe on Schedule RI-E—Explanations.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert. #	27-4095 05208	FFIEC 031 RI-4

Schedule RI-A—Changes in Equity Capital

Indicate decreases and losses in parentheses.	I483 <-
		Dollar Amounts in Thousands
		RIAD

1	Total equity capital originally reported in the December 31, 1999, Reports of Condition and income	3215	1,979,872	1.
2.	Equity capital adjustments from amended Reports of Income, net*	3216	0	2.
3.	Amended balance end of previous calendar year (sum of items 1 and 2)	3217	1,979,872	3.
4.	Net income (loss) (must equal Schedule RI, item 12)	4340	414,773	4.
5.	Sale, conversion, acquisition, or retirement of capital stock, net	4346	0	5.
6.	Changes incident to business combinations, net	4356	393,627	6.
7.	LESS: Cash dividends declared on preferred stock	4470	0	7.
8.	LESS: Cash dividends declared on common stock	4460	94,100	8.
9.	Cumulative effect of changes in accounting principles from prior years* (see instructions for this schedule)	4411	0	9.
10.	Corrections of material accounting errors from prior years* (see instructions for this schedule)	4412	0	10.
11.	a Change in net unrealized holding gains (losses) on available-for-sale securities	8433	65,542	11.a
	b. Change in accumulated net gains (losses) on cash flow hedges	4574	0	11.b
12.	Foreign currency translation adjustments	4414	(240)	12
13.	Other transactions with parent holding company* (not included in item 5, 7, or 8 above)	4415	325,000	13
14.	Total equity capital end of current period (sum of items 3 through 13) (must equal Schedule RC, item 28)	3210	3,084,474	14

*
Describe on Schedule RI-E - Explanations.

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Credit Losses

Part I.  Charge-offs and Recoveries on Loans and Leases (1)

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.	I486 <-
			Dollar Amounts in Thousands
			Calendar year-to-date
		RIAD	(Column A) Charge-offs	RIAD	(Column B) Recoveries
1.	Loans secured by real estate:
	a. To U.S. addressees (domicile)	4651	3,175	4661	2,322	1.a
	b. To non-U.S. addressees (domicile)	4652	0	4662	0	1.b
2.	Loans to depository institutions and acceptances of other banks:
	a. To U.S. banks and other U.S. depository institutions	4653	0	4663	0	2.a
	b. To foreign banks	4654	0	4664	0	2.b
3.	Loans to finance agricultural production and other loans to farmers	4655	1,578	4665	972	3
4.	Commercial and industrial loans:
	a. To U.S. addressees (domicile)	4645	43,259	4617	6,293	4.a
	b. To non-U.S. addressees (domicile)	4646	2,500	4618	2,557	4.b
5.	Loans to individuals for household, family, and other personal expeditures:
	a. Credit cards and related plans	4656	85,027	4666	1,842	5.a.
	b. Other (includes single payment, installment, and all student loans)	4657	17,856	4667	10,377	5.b.
6.	Loans to foreign governments and official institutions	4643	0	4627	0	6
7.	All other loans	4644	0	4628	65	7
8.	Lease financing receivables:
	a. Of U.S. addressees (domicile)	4658	0	4668	1	8.a.
	b. Of non-U.S. addressees (domicile)	4659	0	4669	0	8.b.
9.	Total (sum of items 1 through 8)	4635	153,395	4605	24,429	9

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert. #	27-4095 05208	FFIEC 031 RI-5

Memoranda

			Dollar Amounts in Thousands
			Calendar year-to-date
		RIAD	(Column A) Charge-offs	RIAD	(Column B) Recoveries
1.-3. Not applicable.
4.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Scheduled RI-B, part I, items 4 and 7, above	5409	0	5410	0	M.4
5.	Loans secured by real estate in domestic offices (included in Schedule RI-B, part I, item 1, above):
	a. Construction and land development	3582	212	3583	0	M.5.a
	b. Secured by farmland	3584	90	3585	102	M.5.b
	c. Secured by 1-4 family residential properties:
	(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5411	261	5412	163	M.5.c.1
	(2) All other loans secured by 1-4 family residential properties	5413	976	5414	915	M.5.c.2
	d. Secured by multifamily (5 or more) residential properties	3588	0	3589	0	M.5.d
	e. Secured by nonfarm nonresidential properties	3590	1,636	3591	1,142	M.5.3

Part II.  Changes in Allowances for Credit Losses

		Dollar Amounts in Thousands
		RIAD
1.	Balance originally reported in the December 31, 1999, Reports of Condition and income	3124	248,308	1.
2.	Recoveries (must equal or exceed part I, item 9, column B above)	2419	24,429	2.
3.	LESS: Charge-offs (must equal or exceed part I. item 9, column A above)	2432	153,395	3.
4.	Provision for credit losses (must equal Schedule RI, item 4.a)	4230	124,422	4.
5.	Adjustments * (see instructions for this schedule)	4815	15,752	5.
6.	Balance end of current period (sum of items 1 through 5)(must equal or exceed Schedule RC, item 4.b)	A512	259,516	6

*
Describe on Schedule RI-E - Explanations.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert. #	27-4095 05208	FFIEC 031 RI-6

Schedule RI-D Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I. Estimated Income from International Operations	I492 <-
		Dollar Amounts in Thousands
		RIAD	Year-to-Date
1.	Interest income and expense booked at foreign offices, Edge and Agreement subsidiaries, and IBFs:
	a. Interest income booked	4837	N/A	1.a
	b. Interest expense booked	4838	N/A	1.b
	c. Net interest income booked at foreign offices, Edge and Agreement subsidiaries, and IBFs (item 1.a minus 1.b)	4839	N/A	1.c
2.	Adjustments for booking location of international operations:
	a. Net interest income attributable to international operations booked at domestic offices	4840	N/A	2.a
	b. Net interest income attributable to domestic business booked at foreign offices	4841	N/A	2.b
	c. Net booking location adjustment (item 2.a minus 2.b)	4842	N/A	2.c
3.	Noninterest income and expense attributable to international operations:
	a. Noninterest income attributable to international operations	4097	N/A	3.a
	b. Provision for loan and lease losses attributable to international operations	4235	N/A	3.b
	c. Other noninterest expense attributable to international operations	4239	N/A	3.c
	d. Net noninterest income (expense) attributable to international operations (item 3.a minus 3.b and 3.c)	4843	N/A	3.d
4.	Estimated pretax income attributable to international operations before capital allocation adjustment (sum of itmes 1.c., 2.c, and 3.d)	4844	N/A	4
5.	Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding costs	4845	N/A	5
6.	Estimated pretax income attributable to international operations after capital allocation adjustment (sum of items 4 and 5)	4846	N/A	6
7.	Income taxes attributable to income from international operations as estimated in item 6	4797	N/A	7
8.	Estimated net income attributable to international operations (item 6 minus 7)	4341	N/A	8
		Dollar Amounts in Thousands
		RIAD
Memoranda
1.	Intracompany interest income included in item 1.a above	4847	N/A	M.1
2.	Intracompany interest expense included in item 1.b above	4848	N/A	M.2

Part II. Supplementary Details on Income from International Operations Required by the Departments of Commerce and Treasury for Purposes of the U.S. International Accounts and the U.S. National Income and Product Accounts

		Dollar Amounts in Thousands
		RIAD	Year-to-Date
1.	Interest income booked at IBFs	4849	N/A	1
2.	Interest expense booked at IBF's	4850	N/A	2
3.	Noninterest income attributable to international operations booked at domestic offices (excluding IBFs):
	a. Gains (losses) and extraordinary items	5491	N/A	3.a
	b. Fees and other noninterest income	5492	N/A	3.b
4.	Provision for loan and lease losses attributable to international operations booked at domestic offices (excluding IBFs)	4852	N/A	4
5.	Other noninterest expense attributable to international operations booked at domestic offices (excluding IBFs)	4853	N/A	5

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RI-7
Minneapolis, MN 55479	Transit #:	91000019

Schedule RI-E—Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in
Schedule RI, and all significant items of other noninterest income and other noninterest expense in
Schedule RI. (See instructions for details.)

I495<-

					Dollar Amounts in Thousands
1.	All other noninterest income (from Schedule RI, item 5.f.(2))
	Report amounts that exceed 10% of Schedule RI, item 5.f.(2):
						RIAD	Year-to-Date

	a.	Net gains (losses) on other real estate owned				5415	N/A	1.a
	b.	Net gains (losses) on sales of loans				5416	2,505	1.b
	c.	Net gains (losses) on sales of premises and fixed assets				5417	N/A	1.c
	Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 5.f.(2):
			TEXT			RIAD
	d.	4461	Operating lease rental income			4461	13,311	1.d
	e.	4462	Processing fees			4462	7,650	1.e
	f.	4463	Bank-owned life insurance			4463	6,899	1.f
2.	Other noninterest expense (from Schedule RI, item 7.c):						Year-to-date
	a.	Amortization expense of intangible assets				4531	7,490	2.a
	Report amounts that exceed 10% of Schedule RI, item 7.c:
	b.	Net (gains) losses on other real estate owned				5418	N/A	2.b
	c.	Net (gains) losses on sales of loans				5419	N/A	2.c
	d.	Net (gains) losses on sales of premises and fixed assets				5420	N/A	2.d
	Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 7.c:
			TEXT			RIAD
	e.	4464	Affiliate expense allocation			4464	121,706	2.e
	f.	4467				4467	N/A	2.f
	g.	4468				4468	N/A	2.g
3.	Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary items and other adjustments):
			TEXT
a.	(1)	6373	Effect of adopting FAS 133, "Accounting for Derivative Instruments and Hedging Activities"			RIAD 6373	0	3.a.1
		(2)	Applicable income tax effect	RIAD 4486	0			3.a.2
b.	(1)	4487				4487	0	3.b.1
		(2)	Applicable income tax effect	4488	0			3.b.2
c.	(1)	4489				4489	0	3.c.1
		(2)	Applicable income tax effect	4491	0			3.c.2
4.	Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2) (itemize and describe all adjustments):
			TEXT			RIAD
	a.	4492				4492	N/A	4.a
	b.	4493				4493	N/A	4.b
5.	Cumulative effect of changes in accounting principles from prior years (from Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):
			TEXT			RIAD
	a.	4494				4494	N/A	5.a
	b.	4495				4495	N/A	5.b
6.	Corrections of material accounting errors from prior years (from Schedule RI-A, item 10) (itemize and describe all corrections):
			TEXT			RIAD
	a.	4496				4496	N/A	6.a
	b.	4497				4497	N/A	6.b

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RI-8
Minneapolis, MN 55479	Transit #:	91000019

Schedule RI-E—Continued

				Dollar Amounts in Thousands

7.	Other transactions with parent holding company (from Schedule RI-A, item 13) (itemize and describe all such transactions):
			TEXT	RIAD	Year-to-Date
	a.	4498	Capital infusion	4498	325,000	7.a
	b.	4499		4499	N/A	7.b
8.	Adjustments to allowance for credit losses (from Schedule RI-B, part II, item 5) (itemize and describe all adjustments):
			TEXT	RIAD
	a.	4521	Merger adjustment	4521	2,638	8.a
	b.	4522	Transfer of securitized loans	4522	13,114	8.b

I498  I499 <-

9.	Other explanations (the space below is provided for bank to briefly describe, at its option, any other significant items affecting the Report
RIAD
X= NO COMMENT — Y= COMMENT	4769	X
Other explanations (please type or print clearly):
TEXT 4769 (70 characters per line)

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-1

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

C400‹

					Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD
	a.	Noninterest-bearing balances and currency and coin(1)			0081	2,401,294	1.a
	b.	Interest-bearing balances(2)			0071	11,100	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-8, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-8, column D)			1773	2,021,744	2.b
3.	Federal funds sold and securities purchased under agreements to resell				1350	19,241,189	3.
4.	Loans and lease financing receivables:
	a.	Loans and leases, net of unearned income (from Schedule RC-C)	RCFD 2122	28,136,631			4.a
	b.	LESS: Allowance for loan and lease losses	3123	259,516			4.b
	c.	LESS: Allocated transfer risk reserve	3128	0			4.c
	d.	Loans and leases, net of unearned income allowance and reserve (item 4.a minus 4.b and 4.c)			RCFD 2125	27,877,115	4.d
5.	Trading assets (from Schedule RC-D)				3545	36,150	5.
6.	Premises and fixed assets (including capitalized losses)				2145	161,329	6.
7.	Other real estate owned (from Schedule RC-M)				2750	10,790	7.
8.	Investments in unconsolidated subsidiaries associated companies (from Schedule RC-M)				2130	0	8.
9.	Customers' liability to this bank on acceptances outstanding				2155	14,340	9.
10.	Intangible assets (from Schedule RC-M)				2143	139,018	10.
11.	Other assets (from Schedule RC-F)				2150	1,203,791	11.
12.	Total assets (sum of items 1 through 11)				2170	53,117,880	12.

(1)
Includes cash items in process of collection and unposted debits

(2)
Includes time certificates of deposit not held for trading.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-2

Schedule RC—Continued

					Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	CON		RCON 2200	18,591,099	13.a
		(1) Noninterest-bearing(1)	6631	9,813,847			13.a.1
		(2) Interest-bearing	6636	877,252			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN		RCFN 2200	9,987,443	13.b
		(1) Noninterest-bearing	6631	9,972,262			13.b.1
		(2) Interest-bearing	6636	15,181			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase				RCFD 2800	14,862,086	14.
					RCON
15.	a.	Demand notes issued to the U.S. Treasury			2840	268,944	15.a
					RCFD
	b.	Trading liabilities (from Schedule RC-D)			3548	72,366	15.b
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
	a.	With a remaining maturity of one year or less			2332	1,734,898	16.a
	b.	With a remaining maturity of more than one year through three years			A547	3,417,348	16.b
	c.	With a remaining maturity of more than three years			A548	513,711	16.c
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding				2920	14,340	18.
19.	Subordinated notes and debentures(2)				3200	0	19.
20.	Other liabilities (from Schedule RC-G)				2930	771,151	20.
21.	Total liabilities (sum of items 13 through 20)				2948	50,032,386	21.
22.	Not applicable
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23.
24.	Common stock				3230	100,000	24.
25.	Surplus (exclude all surplus related to preferred stock)				3839	1,646,177	25.
26.	a.	Undivided profits and capital reserves			3832	1,314,285	26.a
	b.	Net unrealized holding gains (losses) on available-for-sale securities			6434	24,809	26.b
	c.	Accumulated net gains (losses) on cash flow hedges			4336	0	26.c
27.	Cumulative foreign currency translation adjustments				3284	(797)	27.
28.	Total equity capital (sum of items 23 through 27)				3210	3,084,474	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)				3300	53,117,860	29.
Memorandum
To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1999				RCFD 6724	Number N/A	M.1
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5	=	Review of the banks financial statements by external auditors
6	=	Compilation of the bank's financial statements by external auditors
7	=	Other audit procedures (excluding tax preparation work)
8	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Includes limited-life preferred stock and related surplus.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-3

Schedule RC-A—Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

							C405‹
				Dollar Amounts in Thousands
				(Column A)		(Column B)
				Consolidated Bank		Domestic Offices
1.	Cash items in process of collection, unposted debits, and currency and coin		RCFD 0022	1,904,328	CON		1.
	a.	Cash items in process of collection and unposted debits			0020	1,749,611	1.a
	b.	Currency and coin			0080	154,716	1.b
2.	Balance due from depository institutions in the U.S.				0082	335,752	2.
	a.	U.S. branches and agencies of foreign banks (including their IBFs)	0083	0			2.a
	b.	Other commercial banks in the U.S. and other depository institutions in the U.S. (including their IBFs)	0085	339,808			2.b
3.	Balances due from banks in foreign countries and foreign central banks				0070	7,128	3.
	a.	Foreign branches of other U.S. banks	0073	0			3.a
	b.	Other banks in foreign countries and foreign central banks	0074	9,267			3.b
4.	Balances due from Federal Reserve Banks		0090	158,991	0090	158,797	4.
5.	Total (sum of items 1 through 4) (total of column A must equal Schedule RC, sum of items 1.a and 1.b)		0010	2,412,394	0010	2,406,004	5.

Memorandum

Dollar Amounts in Thousands
CON
1.	Noninterest-bearing balances due from commercial banks in the U.S. (included in item 2, column B above)	0050	326,468	M.1

Schedule RC-B—Securities

Exclude assets held for trading.

				Dollar Amounts in Thousands							C410‹
				Held-to-maturity				Available-for-sale
			RCFD	(Column A) Amortized Cost	RCFD	(Column B) Fair Value	RCFD	(Column C) Amortized Cost	RCFD	(Column D) Fair Value(1)
1.	U.S. Treasury securities		0211	0	0213	0	1288	309,461	1287	318,042	1.
2.	U.S. Government agency obligations (exclude mortgage-backed securities):
	a.	Issued by U.S. Government agencies(2)	1289	0	1290	0	1281	306	1293	328	2.a
	b.	Issued by U.S. Government-sponsored agencies(3)	1294	0	1295	0	1297	72,126	1298	72,951	2.b

(1)
Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.
(2)
Includes Small Business Administration 'Guaranteed Loan Pool Certificates,' U.S. Maritime Administration obligations, and Export—Import Bank participation certificates.
(3)
Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-4

Schedule RC-B—Continued

				Dollar Amounts in Thousands
				Held-to-maturity				Available-for-sale
				(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value(1)
3.	Securities issued by states and political subdivisions in the U.S.:
	a.	General obligations	RCFD 1676	0	RCFD 1677	0	RCFD 1678	97,345	RCFD 1679	101,834	3.a
	b.	Revenue obligations	1681	0	1686	0	1690	101,190	1691	109,088	3.b
	c.	Industrial development and similar obligations	1694	0	1695	0	1696	7,202	1697	6,874	3.c
4.	Mortgage-backed securities (MBS)
	a.	Pass-through securities:
		(1) Guaranteed by GNMA	1698	0	1699	0	1701	255,805	1702	261,062	4.a.1
		(2) Issued by FNMA and FHLMC	1703	0	1705	0	1706	603,905	1707	613,835	4.a.2
		(3) Other pass-through securities	1709	0	1710	0	1711	0	1713	0	4.a.3
	b.	Other mortgage-backed securities (include (CMOs, REMICs and stripped MBS):
		(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	RCFD 1714	0	RCFD 1715	0	RCFD 1716	5,426	RCFD 1717	5,318	4.b.1
		(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA	1718	0	1719	0	1731	0	1732	0	4.b.2
		(3) All other mortgage-backed securities	1733	0	1734	0	1735	24,216	1736	25,571	4.b.3
5.	Other debt securities:
	a.	Other domestic debt securities	1737	0	1738	0	1739	159,083	1741	161,234	5.a
	b.	Foreign debt securities	1742	0	1743	0	1744	0	1745	0	5.b
6.	Equity securities
	a.	Investments in mutual funds and other equity securities with readily determinable fair values					RCFD A510	28,084	RCFD A511	24,293	6.a
	b.	All other equity securities(1)					1752	321,514	1753	321,514	6.b
7.	Total (sum of items 1 through 6) (total of Column A must equal Schedule RC item 2.a) (total of column D must equal Schedule RC, item 2.b)		RCFD 1754	0	RCFD 1771	0	RCFD 1772	1,985,683	RCFD 1773	2,021,744	7.

(1)
Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-5

Schedule RC-B—Continued

Memoranda

			Dollar Amounts in Thousands		C412‹
1.	Pledged securities(2)		RCFD 0416	226,052	M.1
2.	Maturity and repricing data for debt securities (1,2) (excluding those in nonaccrual status):
	a.	Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S., other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of:(3,4)
		(1) Three months or less	RCFD A549	17,750	M.2.a1
		(2) Over three months through 12 months	A550	7,037	M.2.a2
		(3) Over one year through three years	A551	272,268	M.2.a3
		(4) Over three years through five years	A552	62,944	M.2.a4
		(5) Over five years through 15 years	A553	288,702	M.2.a5
		(6) Over 15 years	A554	121,650	M.2.a6
	b.	Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of:(3,5)
		(1) Three months or less	A555	17,177	M.2.b1
		(2) Over three months through 12 months	A556	18,818	M.2.b2
		(3) Over one year through three years	A557	1,094	M.2.b3
		(4) Over three years through five years	A558	1,101	M.2.b4
		(5) Over five years through 15 years	A559	29,714	M.2.b5
		(6) Over 15 years	A560	806,793	M.2.b6
	c.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of:(6)
		(1) Three years or less	A561	3,648	M.2.c1
		(2) Over three years	A562	27,041	M.2.c2
	d.	Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)	A248	22,680	M.2.d
3.- 6. Not applicable
7.	Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)		1778	0	M.7
8.	Not applicable
9.	Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
	a.	Amortized cost	8782	0	M.9.a
	b.	Fair value	8783	0	M.9.b

(1)
Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(2)
Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(3)
Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.
(4)
Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3 and 5, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(5)
Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(6)
Sum of Memorandum items 2.a.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-6

Schedule RC-C—Loans and Lease Financing Receivables

Part I. Loans and Leases

    Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.

C415‹-

			Dollar Amounts in Thousands
					(Column B)
			(Column A)
			RCFD	Consolidated Bank	CON	Domestic Offices
1.	Loans secured by real estate		1410	14,414,197			1
	a.	Construction and land development			1415	231,648	1.a
	b.	Secured by farmland (including farm residential and other improvements			1420	111,426	1.b
	c.	Secured by 1-4 family residential properties:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit			1797	986,179	1.c.1
		(2) All other loans secured by 1-4 family residential properties:
		(a) Secured by first liens			5367	10,936,844	1.c.2a
		(b) Secured by junior liens			5368	1,104,575	1.c.2b
	d.	Secured by multifamily (5 or more) residential properties			1460	123,618	1.d
	e.	Secured by nonfarm nonresidential properties			1480	919,907	1.e
2.	Loans to depository institutions:
	a.	To commercial banks in the U.S.			1505	2,773,224	2.a
		(1) To U.S. branches and agencies of foreign banks	1506	0			2.a1
		(2) To other commercial banks in the U.S.	1507	2,773,276			2.a2
	b.	To other depository institutions in the U.S.	1517	0	1517	0	2.b
	c.	To banks in foreign countries			1510	0	2.c
		(1) To foreign branches of other U.S. banks	1513	0			2.c1
		(2) To other banks in foreign countries	1516	1			2.c2
3.	Loans to finance agricultural production and other loans to farmers		1590	183,280	1590	183,280	3.
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	1763	5,034,519	1763	5,033,926	4.a
	b.	To non-U.S. addressees (domicile)	1764	2,969	1764	29	4.b
5.	Acceptances of other banks:
	a.	Of U.S. banks	1756	1	1756	1	5.a
	b.	Of foreign banks	1757	389	1757	0	5.b
6.	Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper)				1975	2,674,205	6
	a.	Credit cards and related plans (includes check credit and other revolving credit plans)	2008	1,478,146			6.a
	b.	Other (includes single payment, installment, and all student loans)	2011	1,196,059			6.b
7.	Loans to foreign government and official institutions (including foreign central banks)		2081	0	2081	0	7
8.	Obligations (other than securities and leases) of states and political subdivisions in the U.S.		2107	25,683	2107	25,683	8
9.	Other loans		1563	795,310			9
	a.	Loans for purchasing or carrying securities (secured and unsecured)			1545	168,130	9.a
	b.	All other loans (exclude consumer loans)			1564	627,180	9.b
10.	Lease financing receivables (net of unearned income)				2165	2,232,801	10
	a.	Of U.S. addressees (domicile)	2182	2,232,801			10.a
	b.	Of non-U.S. addressees (domicile)	2183	0			10.b
11.	LESS: Any unearned income on loans reflected in items 1-9 above		2123	0	2123	0	11.
12.	Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal Schedule RC, item 4.a)		2122	28,136,631	2122	28,132,656	12

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-7
Memoranda				Dollar Amounts in Thousands
1.	Not applicable
2.	Loans and Leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, above and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1):
	a.	Loans secured by real estate:		RCFD
		(1)	To U.S. addressees (domicile)	1687	0	M.2.a.1
		(2)	To non-U.S. addressees (domicile)	1689	0	M.2.a.2
	b.	All other loans and lease financing receivables (exclude loans to individuals for household, family, and other personal expenditures)		8691	0	M.2.b
	c.	Commercial and industrial loans to and lease financing receivables of non-U.S. addressees (domicile) included in Memorandum item 2.b above		8692	0	M.2.c
3.	Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
	a.	Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or repricing frequency of: (1,2)		RCON
		(1)	Three months or less	A564	8,318,525	M.3.a1
		(2)	Over three months through 12 months	A565	725,372	M.3.a2
		(3)	Over one year through three years	A566	45,516	M.3.a3
		(4)	Over three years through five years	A567	69,455	M.3.a4
		(5)	Over five years through 15 years	A568	1,308,941	M.3.a5
		(6)	Over 15 years	A569	463,456	M.3.a6
	b.	All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I item 1.c.(2)(a), column B) with a remaining maturity or repricing frequency of: (1,3)		RCFD
		(1)	Three months or less	A570	7,915,457	M.3.b1
		(2)	Over three months through 12 months	A571	1,718,381	M.3.b2
		(3)	Over one year through three years	A572	3,329,685	M.3.b3
		(4)	Over three years through five years	A573	1,892,627	M.3.b4
		(5)	Over five years through 15 years	A574	1,534,520	M.3.b5
		(6)	Over 15 years	A575	648,561	M.3.b6
	c.	Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or less		A247	15,931,159	M.3.c
	d.	Loans secured by nonfarm nonresidential properties in domestic offices (reported in Schedule RC-C, part I, item 1.e, column B) with a REMAINING MATURITY of over five years		RCON A577	334,094	M.3.d
	e.	Commercial and industrial loans (reported in Schedule RC-C part I, item 4, column A) with a REMAINING MATURITY of over three years		RCFD A578	2,533,519	M.3.e

(1)
Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.
(2)
Sum of Memorandum items 3.a.(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.
(3)
Sum of Memorandum items 3.b.(1) through 3.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part I, sum or items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-8
Memoranda		Dollar Amounts in Thousands
4.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column A, page RC-6 (1)	RCFD 2746	0	M.4
5.	Loans and leases held for sale (included in Schedule RC-C, part I, page RC-6)	5369	9,544,103	M.5
6.	Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B, page RC-6)	RCON 5370	3,740,238	M.6

(1)
Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

Schedule RC-D—Trading Assets and Liabilities

   Schedule RC-D is to be completed by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).

C420<-

			Dollar Amounts in Thousands
ASSETS			RCON
1.	U.S. Treasury securities in domestic offices		3531	0	1
2.	U.S. Government agency obligations in domestic offices (exclude mortgage-backed securities)		3532	N/A	2
3.	Securities issued by states and political subdivisions in the U.S. in domestic offices		3533	N/A	3
4.	Mortgage-backed securities (MBS) in domestic offices:
	a.	Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	3534	3,940	4.a
	b.	Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	3535	N/A	4.b
	c.	All other mortgage-backed securities	3536	N/A	4.c
5.	Other debt securities in domestic offices		3537	N/A	5
6.-8.	Not applicable
9.	Other trading assets in domestic offices		3541	N/A	9
			RCFN
10.	Trading assets in foreign offices		3542	N/A	10
11.	Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:		RCON
	a.	In domestic offices	3543	32,210	11.a
			RCFN
	b.	In foreign offices	3543	N/A	11.b
			RCFD
12.	Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)		3545	36,150	12
LIABILITIES			RCFD
13.	Liability for short positions		3546	N/A	13
14.	Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity contracts		RCFD 3547	72,366	14
15.	Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15.b)		3548	72,366	15

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-9

Schedule RC-E—Deposit Liabilities

Part I. Deposits in Domestic Offices

   C425 <-

					Nontransaction Accounts
						(Column C) Total nontransaction Accounts (including MMDAs)
	Transaction Accounts
Dollar Amounts in Thousands	RCON	(Column A) Total Transaction Accounts (including total demand deposits)	CON	(Column B) Memo: Total Demand Deposits (included in Column A)	CON
Deposits of:
1. Individuals, partnerships and corporations	2201	5,167,189	2240	4,969,486	2346	12,412,333	1
2. U.S. Government	2202	23,684	2280	23,684	2520	0	2
3. States and political subdivisions in the U.S.	2203	85,549	2290	67,688	2530	202,924	3
4. Commercial banks in the U.S.	2206	669,664	2310	669,664	2550	0	4
5. Other depository institutions in the U.S.	2207	12,604	2312	12,604	2349	0	5
6. Banks in foreign countries	2213	14,790	2320	14,790	2236	0	6
7. Foreign governments, and official institutions (including foreign central banks)	2216	0	2300	0	2377	0	7
8. Certified and official checks	2330	2,362	2330	2,362			8
9. Total (sum of items 1 through 8) (sum of columns A and C must equal Schedule RC, item 13.a)	2215	5,975,842	2210	5,760,278	2385	12,615,257	9
	Dollar Amounts in Thousands
Memoranda	RCON
1. Selected components of total deposits (i.e., sum of item 9, columns A and C):
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	6835	536,261	M.1.a
b. Total brokered deposits	2365	0	M.1.b
c. Fully insured brokered deposits (included in Memorandum item 1.b above):
(1) Issued in denominations of less than $100,000	2343	0	M.1.c1
(2) Issued either in denominations of $100,000 or in denominations greater than $100,000 and participated out by the broker in shares of $100,000 or less	2344	0	M.1.c2
d. Maturity data for brokered deposits:
(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	A243	0	M.1.d1
(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	A244	0	M.1.d2
e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collaterized as required under state law) (to be completed for the December report only)	5590	232,069	M.1.e
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 9, column C, above):
a. Savings deposits:
	RCON
(1) Money market deposit accounts (MMDAs)	6810	4,059,688	M.2.a1
(2) Other savings deposits (excludes MMDAs)	0352	6,187,692	M.2.a2
b. Total time deposits of less than $100,000	6648	2,036,847	M.2.b
c. Total time deposits of $100,000 or more	2604	331,030	M.2.c
3. All NOW accounts (included in column A above)	2398	215,564	M.3
4. Not applicable

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-10

Schedule RC-E—Continued

Part I. Continued

	Dollar Amounts in Thousands
Memoranda (continued)
	RCON
5. Maturity and repricing data for time deposits of less than $100,000:
a. Time deposits of less than $100,000 with a remaining maturity or repricing frequency of: (1, 2)
(1) Three months or less	A579	396,705	M.5.a1
(2) Over three months through 12 months	A580	884,524	M.5.a2
(3) Over one year through three years	A581	633,227	M.5.a3
(4) Over three years	A582	122,391	M.5.a4
b. Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 5.a.(1) through 5.a.(4) above)	A241	1,281,229	M.5.b
6. Maturity and repricing data for time deposits of $100,000 or more:
a. Time deposits of $100,000 or more with a remaining maturity or repricing frequency of: (1, 3)
(1) Three months or less	A584	92,629	M.6.a1
(2) Over three months through 12 months	A585	143,072	M.6.a2
(3) Over one year through three years	A586	63,499	M.6.a3
(4) Over three years	A587	31,830	M.6.a4
b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 6.a.(1) through 6.a.(4) above)	A242	235,701	M.6.b

(1)
Report fixed rate time deposits by remaining maturity and floating rate time deposits by repricing frequency.

(2)
Sum of Memorandum items 5.a(1) through 5.a(4) must equal Schedule RC-E Memorandum item 2.b above.

(3)
Sum of Memorandum items 6.a(1) through 6.a(4) must equal Schedule RC-E Memorandum item 2.c above.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert #:	27-4095 05208	FFIEC 031 RC-11

Schedule RC-E—Continued

Part II. Deposits in Foreign Offices (including Edge and Agreement subsidiaries and IBFs)

Deposits of:

	Dollar Amounts in Thousands
	RCFN
1. Individuals, partnerships, and corporations	2621	3,715,545	1
2. U.S. banks (including IBFs and foreign branches of U.S. banks)	2623	6,269,759	2
3. Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)	2625	2,139	3
4. Foreign governments and official institutions (including foreign central banks)	2650	0	4
5. Certified and official checks	2330	0	5
6. All other deposits	2668	0	6
7. Total (sum of items 1 through 6) (must equal Schedule RC, item 13.b)	2200	9,987,443	7

Memorandum

Dollar Amounts in Thousands
RCFN
1. Time deposits with a remaining maturity of one year or less (included in Part II, item 7 above)	A245	9,975,794	M.1

Schedule RC-F—Other Assets

   C430 <-

	Dollar Amounts in Thousands
	RCFD		RCFD
1. Income earned, not collected on loans			2164	116,597	1.
2. Net deferred tax assets(1)			2148	0	2.
3. Interest-only strips receivable (not in the form of a security)(2) on:
a. Mortgage loans			A519	0	3.a
b. Other financial assets			A520	0	3.b
4. Other (Itemize and describe amounts that exceed 25% of this item)			2168	1,087,194	4.
TEXT
a. 3549 Affiliate receivable	3549	325,071			4.a
b. 3550	3550	N/A			4.b
c. 3551	3551	N/A			4.c
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11)			2160	1,203,791	5.

Memorandum

Dollar Amounts in Thousands
RCFD
1. Deferred tax assets disallowed for regulatory capital purposes	5610	0	M.1

Schedule RC-G—Other Liabilities

   C435 <-

	Dollar Amounts in Thousands
	RCFD		RCON
1. a. Interest accrued and unpaid on deposits in domestic offices(3)			3645	58,627	1.a
			RCFD
b. Other expenses accrued and unpaid (includes accrued income taxes payable)			3646	362,335	1.b
2. Net deferred tax liabilities(1)			3049	323,830	2.
3. Minority interest in consolidated subsidiaries			3000	0	3.
4. Other (itemize and describe amounts that exceed 25% of this item)			2938	26,359	4.
TEXT
a. 3552 Factored receivables	3552	6,472			4.a
b. 3553	3553	N/A			4.b
c. 3554	3554	N/A			4.c
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)			2930	771,151	5.

(1)
See discussion of deferred income taxes in Glossary entry on "income taxes."

(2)
Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(3)
For savings banks, inclues 'dividends' accrued and unpaid on deposits.

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-12
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-H—Selected Balance Sheet Items for Domestic Offices

C440 <-

				Dollar Amounts in Thousands
				Domestic Offices
				RCON
1.	Customers' liability to this bank on acceptances outstanding			2155	355	1
2.	Bank's liability on acceptances executed and outstanding			2920	5,456	2
3.	Federal funds sold and securities purchased under agreements to resell			1350	19,241,189	3
4.	Federal funds purchased and securities sold under agreements to repurchase			2800	14,662,086	4
5.	Other borrowed money			3190	5,656,280	5
	EITHER
6.	Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs			2163	N/A	6
	OR
7.	Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs			2941	10,066,903	7
8.	Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and IBFs)			2192	53,080,551	8
9.	Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries, and IBFs)			3129	39,929,174	9
In items 10-17 report the amortized (historical) cost of both held-to-maturity and available-for-sale secutities in domestic offices.
10.	U.S. Treasury securities			1039	309,461	10
11.	U.S. Government agency obligations (exclude mortgage-backed securities)			1041	72,432	11
12.	Securities issued by states and political subdivisions in the U.S.			1042	205,737	12
13.	Mortgage-backed securities (MBS):
	a.	Pass-through securities:
		(1)	Issued or guaranteed by FNMA, FHLMC, or GNMA	1043	859,710	13.a.1
		(2)	Other pass-through securities	1044	0	13.a.2
	b.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
		(1)	Issued or guaranteed by FNMA, FHLMC, or GNMA	1209	5,426	13.b.1
		(2)	All other mortgage-backed securities	1280	24,216	13.b.2
14.	Other domestic debt securities			1281	159,083	14
15.	Foreign debt securities			1282	0	15
16.	Equity securities:
	a.	Investments in mutual funds and other equity securities with readily determinable fair values		A510	28,084	16.a
	b.	All other equity securities		1752	321,514	16.b
17.	Total amortized (historical) cost of both held-to-maturity and available-for-sale securities (sum of items 10 through 16)			1374	1,985,663	17

Memorandum
(to be completed only by banks with IBFs and other "foreign" offices)

	Dollar Amounts in Thousands
		RCON
	EITHER
1.	Net due from the IBF of the domestic offices of the reporting bank	3051	N/A	M.1
	OR
2.	Net due to the IBF of the domestic offices of the reporting bank	3059	0	M.2

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-13
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-I—Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other "foreign" offices.

C445 <-

		Dollar Amounts in Thousands
		RCFN
1.	Total IBF assets of the consolidated bank (component of Schedule RC, item 12)	2133	N/A	1
2.	Total IBF loans and lease financing receivables (component of Schedule RC-C, part I, item 12, column A)	2076	N/A	2
3.	IBF commercial and industrial loans (component of Schedule RC-C, part I, item 4, column A)	2077	N/A	3
4.	Total IBF liabilities (component of Schedule RC, item 21)	2898	N/A	4
5.	IBF deposit liabilities due to banks, including other IBFs (component of Schedule RC-E, part II, items 2 and 3)	2379	N/A	5
6.	Other IBF deposit liabilities (component of Schedule RC-E, part II, items 1, 4, 5, and 6)	2381	N/A	6

Schedule RC-K—Quarterly Averages (1)

C455 <-

			Dollar Amounts in Thousands
ASSETS
			RCFD
1.	Interest-bearing balances due from depository institutions		3381	7,805	1.
2.	U.S. Treasury securities and U.S. Government agency obligations (2) (including mortgage-backed securities not issued or guaranteed by FNMA, FHLMC, or GNMA)		3382	1,296,294	2
3.	Securities issued by states and political subdivisions in the U.S. (2)		3383	216,524	3.
4.	a.	Other debt securities (2) (including mortgage-backed securities not issued or guaranteed by FNMA, FHLMC, or GNMA)	3647	154,647	4.a
	b.	Equity securities (3) (includes investments in mutual funds and Federal Reserve stock)	3648	333,550	4.b
5.	Federal funds sold and securities purchased under agreements to resell		3365	17,105,406	5
6.	Loans:
	a.	Loans in domestic offices:	RCON
		(1) Total loans	3360	25,950,191	6.a.1
		(2) Loans secured by real estate	3385	14,344,396	6.a.2
		(3) Loans to finance agricultural production and other loans to farmers	3386	180,934	6.a.3
		(4) Commercial and industrial loans	3387	5,503,911	6.a.4
		(5) Loans to individuals for household, family, and other personal expenditures	3388	2,913,444	6.a.5
			RCFN
	b.	Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs	3360	4,332	6.b
			RCFD
7.	Trading assets		3401	4,050	7.
8.	Lease financing receivables (net of unearned income)		3484	2,164,196	8.
9.	Total assets (4)		3368	51,252,057	9
LIABILITIES			RCON
10.	Interest-bearing transaction accounts in domestic (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)		3485	240,590	10
11.	Nontransaction accounts in domestic offices:
	a.	Money market deposit accounts (MMDAs)	3486	3,933,738	11.a
	b.	Other savings deposits	3487	4,648,880	11.b
	c.	Time deposits of $100,000 or more	A514	352,466	11.c
	d.	Time deposits of less than $100,000	A529	2,057,312	11.d

		RCFN
12.	Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	3404	8,734,640	12
		RCFD
13.	Federal funds purchased and securities sold under agreements to repurchase	3353	13,055,603	13
14.	Other borrowed money	RCFD
	(including mortgage indebtedness and obligations under capitalized leases)	3353	5,623,242	14

(1)
For all items, banks have the option of reporting either (1) an average of daily figures for the quarter of (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter.)
(2)
Quarterly averages for all debt securities should be based on amortized cost.
(3)
Quarterly averages for all equity securities should be based on historical cost.
(4)
The quarterly averages for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-14
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-L—Off-Balance Sheet Items

    Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

C460 <-

				Dollar Amounts in Thousands
1.	Unused commitments:				RCFD
	a.	Revolving, open-end lines secured by 1-4 family residential properties, e.g. home equity lines			3814	764,371	1.a
	b.	Credit card lines			3815	0	1.b
	c.	Commercial real estate, construction, and land development:
		(1) Commitments to fund loans secured by real estate			3816	223,853	1.c.1
		(2) Commitments to fund loans not secured by real estate			6550	0	1.c.2
	d.	Securities underwriting			3817	0	1.d
	e.	Other unused commitments			3818	4,337,959	1.e
2.	Financial standby letters of credit and foreign office guarantees		RCFD		3819	419,904	2.
	a.	Amount of financial standby letters of credit conveyed to others	3820	85,194			2.a
3.	Performance standby letters of credit and foreign office guarantees				3821	474,218	3.
	a.	Amount of performance standby letters of credit conveyed to others	3822	1,782			3.a
4.	Commercial and similar letters of credit				3411	61,200	4.
5.	Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank				3428	0	5
6.	Participations in acceptances (as described in the instructions) acquired by the reporting (nonaccepting) bank				3429	0	6.
7.	Securities borrowed				3432	5,859,449	7.
8.	Securities lent (including customers' securities lent where the customer is indemnified against loss by the reporting bank)				3433	619,435	8
9.	Financial assets transferred with recourse that have been treated as sold for Call Report purposes:
	a.	First lien 1-to-4 family residential mortgage loans:			RCFD
		(1)	Outstanding principal balance of mortgages transferred as of the report date		A521	6.553	9.a.1
		(2)	Amount of recourse exposure on these mortgages as of the report date		A522	6,553	9.a.2
	b.	Other financial assets (excluding small business obligations reported in item 9.c):
		(1)	Outstanding principal balance of assets transferred as of the report date		A523	0	9.b.1
		(2)	Amount of recourse on these assets as of the report date		A524	0	9.b.2
	c.	Small business obligations transferred with recourse under Section 208 of the Reigle Community Development and Regulatory Improvement Act of 1994:
		(1)	Outstanding principal balance of small business obligations transferred as of the report date		A249	0	9.c.1
		(2)	Amount of retained recourse on these obligations as of the report date		A250	0	9.c.2
10.	Notional amount of credit derivatives:
	a.	Credit derivatives on which the reporting bank is the guarantor			A534	0	10.a
	b.	Credit derivatives on which the reporting bank is the beneficiary			A535	0	10.b
11.	Spot foreign exchange contracts				8765	107,003	11
12.	All other off-balance sheet liabilities (exclude off-balance sheet derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital")				3430	0	12
		TEXT	RCFD
	a.	3555	3555	N/A			12.a
	b.	3556	3556	N/A			12.b
	c.	3557	3557	N/A			12.c
	d.	3558	3558	N/A			12.d

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-15
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-L—Continued

13.	All other off-balance sheet assets (exclude off-balance sheet derivatives) (itemize and describe each component of this item over 25% Schedule RC item 28., "Total equity capital")				RCFD 5591	0	13
		TEXT	RCFD
	a.	5592	5592	N/A			13.a
	b.	5593	5593	N/A			13.b
	c.	5594	5594	N/A			13.c
	d.	5595	5595	N/A			13.d

C461 <-

								Dollar Amount in Thousands
Off-Balance Sheet Derivatives Position Indicators
				(Column A) Interest Rate Contracts		(Column B) Foreign Exchange Contracts		(Column C) Equity Derivative Contracts		(Column D) Commodity and other Contracts
14.	Gross amounts (e.g., notional amounts) (for each column, sum of items 14.a through 14.e must equal sum of items 15, 16.a and 16.b):
			RCFD		RCFD		RCFD		RCFD
	a.	Futures contracts	8693	0	8694	0	8695	0	8696	0	14.a
	b.	Forward contracts	8697	0	8698	761,730	8699	0	8700	0	14.b
	c.	Exchange-traded option contracts:
		(1) Written options	8701	0	8702	0	8703	0	8704	0	14.c1
		(2) Purchased Options	8705	0	8706	0	8707	0	8708	0	14.c2
	d.	Over-the-counter options contracts:
		(1) Written options	8709	389,697	8710	0	8711	0	8712	43,511	14.d1
		(2) Purchased options	8713	201,541	8714	0	8715	0	8716	43,631	14.d2
	e.	Swaps	3450	834,610	3826	0	8719	0	8720	86,852	14.e
15.	Total gross notional amount of derivative contracts held for trading		A126	1,325,848	A127	761,730	8723	0	8724	173,994	15
16.	Total gross notional amount of derivative contracts held for purposes other than trading:		RCFD		RCFD		RCFD		RCFD
	a.	Contracts marked to market	8725	0	8726	0	8727	0	8728	0	16.a
	b.	Contracts not marked to market	8729	100,000	8730	0	8731	0	8732	0	16.b
	c.	Interest rate swaps where the bank has agreed to pay a fixed rate	CON A589	100,000							16.c

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-16
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-L—Continued

									Dollar Amount in Thousands
Off-Balance Sheet Derivatives Position Indicators					(Column A) Interest Rate Contracts		(Column B) Foreign Exchange Contracts		(Column C) Equity Derivative Contracts		(Column D) Commodity and other Contracts
17.	Gross fair value of derivative contracts:
	a.	Contracts held for trading:		RCFD		RCFD		RCFD		RCFD
		(1)	Gross positive fair value	8733	7,020	8734	20,411	8735	0	8736	49,703	17.a1
		(2)	Gross negative fair value	8737	2,793	8738	21,211	8739	0	8740	46,676	17.a2
	b.	Contracts held for purposes other than trading that are marked to market:
		(1)	Gross positive fair value	8741	0	8742	0	8743	0	8744	0	17.b1
		(2)	Gross negative fair value	8745	0	8746	0	8747	0	8748	0	17.b2
	c.	Contracts held for purposes other than trading that are not marked to market:
		(1)	Gross positive fair value	8749	23	8750	0	8751	0	8752	0	17.c1
		(2)	Gross negative fair value	8753	0	8754	0	8755	0	8756	0	17.c2
Memoranda				Dollar Amounts in Thousands
1.-2.	Not applicable
3.	Unused commitments with an original maturity exceeding one year that are reported in Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of commitments that are fee paid or otherwise legally binding)				RCFD 3833	3,333,748	M.3
	a.	Participations in commitments with an original maturity exceeding one year conveyed to others	RCFD 3834	199,484			M.3.a
4.	To be completed only by banks with $1 billion or more in total assets:
	Standby letters of credit and foreign office guarantees (both financial and performance) issued to non-U.S. addressees (domicile) included in Schedule RC-L, items 2 and 3, above				RCFD 3377	N/A	M.4
5.	Loans to individuals for household, family, and other personal expenditures that have been securitized and sold (with servicing retained), amounts outstanding by type of loan:
	a.	Loans to purchase private passenger automobiles (to be completed for the September report only)			RCFD 2741	N/A	M.5.a
	b.	Credit cards and related plans (TO BE COMPLETED QUARTERLY)			2742	0	M.5.b
	c.	All other consumer credit (including mobile home loans) (to be completed for the September report only)			2743	N/A	M.5.c

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-17
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-M—Memoranda

C465<-

				Dollar Amounts in Thousands
1.	Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
					RCFD

	a.		Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests		6164	1,932	1.a
			RCFD	Number

	b.	Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations	6165	1			1.b
					RCFD

2.	Federal funds sold and securities purchased under agreements to resell with U.S. branches and agencies of foreign banks(1) (included in Schedule RC, item 3)				3405	0	2
3.	Not applicable.
4.	Outstanding principal balance of 1-4 family residential mortgage loans serviced for others (include both retained servicing and purchased servicing):
	a.		Mortgages serviced under a GNMA contract		5500	0	4.a
	b.		Mortgages serviced under a FHLMC contract:
			(1) Serviced with recourse to servicer		5501	0	4.b.1
			(2) Serviced without recourse to servicer		5502	0	4.b.2
	c.		Mortgages serviced under a FNMA contract:
			(1) Serviced under a regular option contract		5503	0	4.c.1
			(2) Serviced under a special option contract		5504	0	4.c.2
	d.		Mortgages serviced under other servicing contracts		5505	0	4.d
5.	To be completed only by banks with $1 billion or more in total assets:
	Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must equal Schedule RC, item 9):
	a.		U.S. addressees (domicile)		2103	14,093	5.a
	b.		Non-U.S. addressees (domicile)		2104	247	5.b
6.	Intangible assets:
	a.		Mortgage Servicing Assets		3164	0	6.a
			(1) Estimated fair value of mortgage servicing assets		A590	0	6.a.1
	b.		Other identifiable intangible assets:
			(1) Purchased credit card relationships and nonmortgage servicing assets		B026	0	6.b.1
			(2) All other identifiable intangible assets		5507	2,258	6.b.2
	c.	Goodwill			3163	136,760	6.c
	d.		Total (sum of items 6.a, 6.b.(1), 6.b.(2), and 6.c)(must equal Schedule RC, item 10)		2143	139,018	6.d
	e.		Amount of intangible assets (included in item 6.b.(2) above) that have been grandfathered or are otherwise qualifying for regulatory capital purposes		6442	0	6.e
7.	Mandatory convertible debt, net of common or perpetual preferred stock dedicated to redeem the debt				3295	0	7

(1)
Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-18
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-M- Continued

			Dollar Amounts in Thousands
8.	a.	Other real estate owned:
			RCFD

		(1) Direct and indirect investments in real estate ventures	5372	0	8.a.1
		(2) All other real estate owned:
			RCON

		(a) Construction and land development in domestic offices	5508	0	8.a.2a
		(b) Farmland in domestic offices	5509	0	8.a.2b
		(c) 1-4 family residential properties in domestic offices	5510	10,756	8.a.2c
		(d) Multifamily (5 or more) residential properties in domestic offices	5511	34	8.a.2d
		(e) Nonfarm nonresidential properties in domestic offices	5512	0	8.a.2e
			RCFN

		(f) In foreign offices	5513	0	8.a.2f
			RCFD

		(3) Total (sum of items 8.a.(1) and 8.a.(2))(must equal Schedule RC, item 7)	2150	10,790	8.a.3
	b.	Investments in unconsolidated subsidiaries and associated companies:
		(1) Direct and indirect investments in real estate ventures	5374	0	8.b.1
		(2) All other investments in unconsolidated subsidiaries and associated companies	5375	0	8.b.2
		(3) Total (sum of items 8.b.(1) and 8.b.(2))(must equal Schedule RC, item 8)	2130	0	8.b.3
9.	Noncumulative perpetual preferred stock and related surplus included in Schedule RC, item 23, "Perpetual preferred stock and related surplus"		3778	0	9
10.	Mutual fund and annuity sales in domestic offices during the quarter (include proprietary, private label, and third party products):
			RCON

	a.	Money market funds	6441	17,787	10.a
	b.	Equity securities funds	8427	0	10.b
	c.	Debt securities funds	8428	0	10.c
	d.	Other mutual funds	8429	104,412	10.d
	e.	Annuities	8430	21,741	10.e
	f.	Sales of proprietary mutual funds and annuities (included in items 10.a through 10.e above)	8784	53,942	10.f
			RCFD

11.	Net unamortized realized deferred gains (losses) on off-balance sheet derivative contracts included in assets and liabilities reported in Schedule RC		A525	0	11
			RCFD

12.	Amount of assets netted against nondeposit liabilities and deposits in foreign offices (other than insured branches in Puerto Rico and U.S. territories and possessions) on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles(1)		A526	0	12
13.	Outstanding principal balance of loans other than 1-4 family residential mortgage loans that are serviced for others (to be completed if this balance is more than $10 million and exceeds ten percent of total assets)		A591	0	13
Memorandum		Dollar Amounts in Thousands
		RCFD

1.	Reciprocal holdings of banking organizations' capital instruments (to be completed for the December report only)	3836	0	M.1

(1)
Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, deferred tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions.

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-19
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets

    The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

C470<-

			Dollar Amounts in Thousands
				-(Column A)- Past due 30 through 89 days and still accruing		-(Column B)- Past due 90 days or more and still accruing		-(Column C)- Nonaccrual
			RCFD		RCFD		RCFD
1.	Loans secured by real estate:
	a.	To U.S. addressees (domicile)	1245	54,543	1246	6,853	1247	19,830	1.a
	b.	To non-U.S. addressees (domicile)	1248	0	1249	0	1250	0	1.b
2.	Loans to depository institutions and acceptances of other banks:		RCFD		RCFD		RCFD
	a.	To U.S. banks and other U.S. depository institutions	5377	0	5378	0	5379	0	2.a
	b.	To foreign banks	5380	0	5381	0	5382	0	2.b
3.	Loans to finance agricultural production and other loans to farmers		1594	2,201	1597	57	1583	0	3.
4.	Commercial and industrial loans:
	a.	To U.S. addressees (domicile)	1251	33,183	1252	7,301	1253	58,158	4.a
	b.	To non-U.S. addressees (domicile)	1254	0	1255	0	1256	0	4.b
5.	Loans to individuals for household, family, and other personal expenditures:		RCFD		RCFD		RCFD
	a.	Credit cards and related plans	5383	2,351	5384	15,334	5385	1	5.a
	b.	Other (includes single payment, installment, and all student loans)	5386	17,404	5387	13,896	5388	419	5.b
6.	Loans to foreign Governments and official institutions		5389	0	5390	0	5391	0	6
7.	All other loans		5459	479	5460	0	5461	0	7
8.	Lease financing receivables:
	a.	Of U.S. addressees (domicile)	1257	0	1258	0	1259	87,727	8.a
	b.	Of non-U.S. addressees (domicile)	1271	0	1272	0	1791	0	8.b
9.	Debt securities and other assets (exclude other real estate owned and other repossessed assets)		3505	0	3506	0	3507	0	9

    Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

			RCFD		RCFD		RCFD
10.	Loans and leases reported in items 1 through 8 above which are wholly or partially guaranteed by the U.S. Government		5612	8,202	5613	8,226	5614	12	10
	a.	Guaranteed portion of loans and leases included in item 10 above	5615	7,996	5616	8,210	5617	11	10.a

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-20
Minneapolis, MN 55479	Transit #:	91000019

Schedule RC-N—Continued

C473<-

			Dollar Amounts in Thousands
Memoranda				-(Column A)- Past due 30 through 89 days and still accruing		-(Column B)- Past due 90 days or more and still accruing		-(Column C)- Nonaccrual
			RCFD		RCFD		RCFD
1.	Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part 1, Memorandum item 2)		1658	0	1659	0	1661	0	M.1
			RCFD		RCFD		RCFD
2.	Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above		6558	0	6559	0	6560	0	M.2
3.	Loans secured by real estate in domestic offices (included in Schedule RC-N, item 1, above):		RCON		CON		CON
	a.	Construction and land development	2759	8,191	2769	891	3492	857	M.3a
	b.	Secured by farmland	3493	1,482	3494	188	3495	4,308	M.3b
	c.	Secured by 1-4 family residential properties:	RCON		CON		CON
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5398	6,044	5399	164	5400	0	M.3.c1
		(2) All other loans secured by 1-4 family residential properties	5401	19,323	5402	4,504	5403	5,579	M.3c2
	d.	Secured by multifamily (5 or more) residential properties	3499	2,207	3500	498	3501	238	M.3d
	e.	Secured by nonfarm nonresidential properties	3502	17,296	3503	608	3504	8,848	M.3e

				-(Column A)- Past due 30 through 89 days and still accruing		-(Column B)- Past due 90 days or more and still accruing
4.	Interest rate, foreign exchange rate, and other commodity and equity contracts:		RCFD		RCFD		RCFD
	a.	Book value of amounts carried as assets	3522	0	3528	0		M.4.a
	b.	Replacement cost of contracts with a positive replacement cost	3529	0	3530	0		M.4.b

Person to whom questions about the Reports of Condition and Income should be directed:

C477<-

	Name		Title	Area Code/Phone Number/Extension
8901	Robert F. Goodsell	8901	Manager—Regulatory Repor	8902	(612) 316-2345

				TEXT	Fax: Area Code/Phone Number
				9116	(612) 667-3659

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert. #	27-4095 05208	FFIEC 031 RC-21

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments

C475<-

			Dollar Amounts in Thousands
			RCON

1.	Unposted debits (see instructions):
	a.	Actual amount of all unposted debits	0030	N/A	1.a
		OR
	b.	Separate amount of unposted debits:
		(1) Actual amount of unposted debits to demand deposits	0031	0	1.b.1
		(2) Actual amount of unposted debits to time and savings deposits(1)	0032	0	1.b.2
2.	Unposted credits (see instructions):
	a.	Actual amount of all unposted credits	3510	N/A	2.a
		OR
	b.	Separate amount of unposted credits:
		(1) Actual amount of unposted credits to demand deposits	3512	0	2.b.1
		(2) Actual amount of unposted credits to time and savings deposits(1)	3514	0	2.b.2
3.	Uninvested trust funds (cash) held in bank's own trust department (not included in total deposits in domestic offices)		3520	0	3.
4.	Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits):
	a.	Demand deposits of consolidated subsidiaries	2211	42,873	4.a
	b.	Time and savings deposits(1) of consolidated subsidiaries	2351	0	4.b
	c.	Interest accrued and unpaid on deposits of consolidated subsidiaries	5514	0	4.c
5.	Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
	a.	Demand deposits in insured branches (included in Schedule RC-E, Part II)	2229	0	5.a
	b.	Time and saving deposits(1) in insured branches (included in Schedule RC-E, Part II)	2383	0	5.b
	c.	Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G, item 1.b)	5515	0	5.c
6.	Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
			RCON

	a.	Amount reflected in demand deposits (included in Schedule RC-E, Part I, item 4 or 5 column B)	2314	0	6.a
	b.	Amount reflected in time and savings deposits(1) (included in Schedule RC-E, Part I, item 4 or 5, column A or C, but not column B)	2315	0	6.b
7.	Unamortized premiums and discounts on time and savings deposits:(1)
	a.	Unamortized premiums	5516	0	7.a
	b.	Unamortized discounts	5517	0	7.b
8.	To be completed by banks with "Oakar deposits".
	a.	Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):
			RCON

		(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531	N/A	8.a.1
			RCON

		(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	A532	N/A	8.a.2
	b.	Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)	A533	N/A	8.b

(1)
For FDIC and FICO insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert. #	27-4095 05208	FFIEC 031 RC-22

Schedule RC-O—Continued

			Dollar Amounts in Thousands
			RCON

9.	Deposits in lifeline accounts		5596		9
10.	Benefit-responsive "Depository Institution Investment Contracts" (included in total deposits in domestic offices)		8432	0	10
11.	Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
			RCON

	a.	Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785	0	11.a
	b.	Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A181	0	11.b
	c.	Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182	0	11.c
12.	Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
	a.	Amount of assets netted against demand deposits	A527	0	12.a
	b.	Amount of assets netted against time and savings deposits	A528	0	12.b

Memoranda (To be completed each quarter except as noted)					Dollar Amounts in Thousands

1.	Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):
	a.	Deposit accounts of $100,000 or less:				RCON

		(1)	Amount of deposit accounts of $100,000 or less			2702	8,030,819	M.1.a1
				RCON	Number

		(2)	Number of deposit accounts of $100,000 or less (to be completed for the June report only)	3779	N/A			M.1.a2
	b.	Deposit accounts of more than $100,000:
						RCON

		(1)	Amount of deposit accounts of more than $100,000			2710	10,560,280	M.1.b1
		(2)	Number of deposit accounts of more than $100,000	2722	13,259			M.1.b2
2.	Estimated amount of uninsured deposits in domestic offices of the bank:
	a.	An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.
						RCON	YES/NO

		Indicate in the appropriate box at right whether your bank has a method or procedure for determining a better estimate of uninsured deposits than the estimate described above				6861	NO	M.2.a
	b.	If the box marked YES has been checked, report the estimate of uninsured deposits determined by using your bank's method or procedure				5597	N/A	M.2.b
3.	Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's Call Report or Thrift Financial Report?
	If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:
			Text			RCON	FDIC Cert No.

		A545				A545	N/A	M.3

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert. #	27-4095 05208	FFIEC 031 RC-23

Schedule RC-R—Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC item 12, for June 30, 1999, must complete items 2 through 9 and Memoranda items 1 and 2.
 BANKS WITH ASSETS OF LESS THAN $1 BILLION MUST COMPLETE ITEMS 1 THROUGH 3 BELOW OR SCHEDULE RCR IN ITS ENTIRETY, DEPENDING ON THEIR RESPONSE TO ITEM 1 BELOW.

1.	Test for determining the extent to which Schedule RC-R must be completed.			C480 ‹-
	To be completed only by banks with total assets of less than $1 billion.
	Indicate in the appropriate box at the right whether the bank has total capital greater than or equal to eight percent of adjusted total assets	RCFD 6056	YES / NO N/A	1.
	For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government- sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
	If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.
	A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

NOTE:  All Banks are required to complete
items 2 and 3 below.

			Dollar Amounts in Thousands
2.	Portion of qualifying limited-life capital instruments (original weighted average maturity of at least five years) that is includible in Tier 2 capital:		RCFD
	a.	Subordinated debt(1) and intermediate term preferred stock	A515	0	2.a
	b.	Other limited-life capital instruments	A516	0	2.b
3.	Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analyses consistent with applicable capital standards):
	a.	(1) Tier 1 capital	8274	2,920,647	3.a.1
		(2) Tier 2 capital	8275	259,516	3.a.2
		(3) Tier 3 capital	1395	0	3.a.3
	b.	Total risk-based capital	3792	3,180,163	3.b
	c.	Excess allowance for loan and lease losses (amount that exceeds 1.25% of gross risk-weighted assets)	A222	0	3.c
	d.	(1) Net risk-weighted assets (gross risk-weighted assets, including market risk equivalent assets, less excess allowance reported in item 3.c above and all other deductions)	A223	28,686,679	3.d.1
		(2) Market risk equivalent assets (included in item 3.d.(1) above)	1651	0	3.d.2
	e.	Maximum contractual dollar amount of recourse exposure in low level recourse transactions (to be completed only if the bank uses the "direct reduction method" to report these transactions in Schedule RC-R)	1727	0	3.e
	f.	"Average total assets" (quarterly average reported in Schedule RC-K, item 9, less all assets deducted from Tier 1 capital)(2)	A224	51,113,039	3.f

Items 4-9 and Memoranda items 1 and 2 are to be completed
by banks that answered NO to item 1 above and
by banks with total assets of $1 billion or more.

Dollar Amounts in Thousands				(Column A) Assets Recorded on the Balance Sheet		(Column B) Credit Equivalent Amount of Off-Balance Sheet Items (3)
4.	Assets and credit equivalent amount of off-balance sheet items assigned to the Zero percent risk category:		RCFD
	a.	Assets recorded on the balance sheet	5163	982,210	RCFD		4.a
	b.	Credit equivalent amount of off-balance sheet items			3796	0	4.b

(1)
Exclude mandatory convertible debt reported in Schedule RC-M, item 7.

(2)
Do not deduct excess allowance for loan and lease losses.

(3)
Do not report in column B the risk-weighted amount of assets reported in column A.

Wells Fargo Bank Minnesota, N.A. Sixth Street and Marquette Avenue Minneapolis, MN 55479	Call Date: Vendor ID: Transit #:	12/31/2000 D 91000019	State #: Cert. #	27-4095 05208	FFIEC 031 RC-24

Schedule RC-R—Continued

Dollar Amounts in Thousands				(Column A) Assets Recorded on the Balance Sheet		(Column B) Credit Equivalent Amount of Off-Balance Sheet Items(2)
5.	Assets and credit equivalent amounts of off-balance sheet items assigned to the 20 percent risk category:		RCFD
	a.	Assets recorded on the balance sheet	5165	25,680,416	RCFD		5.a
	b.	Credit equivalent amount of off-balance sheet items			3801	789,301	5.b
6.	Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
	a.	Assets recorded on the balance sheet	3802	10,336,668			6.a
	b.	Credit equivalent amount of off-balance sheet items			3803	453,710	6.b
7.	Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
	a.	Assets recorded on the balance sheet	3804	16,202,653			7.a
	b.	Credit equivalent amount of off-balance sheet items			3805	1,798,492	7.b
8.	On-balance sheet asset values excluded from and deducted in the calculation of the risk-based capital ratio(2)		3806	175,429			8.
9.	Total assets recorded on the balance sheet (sum of items 4.a, 5.a, 6.a, 7.a, and 8, column A)(must equal Schedule RC, item 12 plus items 4.b and 4.c)		3807	53,377,376			9.
Memoranda				Dollar Amounts in Thousands
1.	Current credit exposure across all off-balance sheet derivative contracts covered by the risk-based capital standards				RCFD 8764	50,590	M.1
				With a remaining maturity of
				(Column A) One Year or less		(Column B) Over one year thru five years		(Column C) Over five years
2.	Notional principal amounts of off-balance sheet derivative contracts:(3)		RCFD		RCFD		RCFD
	a.	Interest rate contracts	3809	219,450	8766	566,640	8767	250,061	M.2.a
	b.	Foreign exchange contracts	3812	682,574	8769	38,538	8770	N/A	M.2.b
	c.	Gold contracts	8771	N/A	8772	N/A	8773	N/A	M.2.c
	d.	Other precious metals contracts	8774	N/A	8775	N/A	8776	N/A	M.2.d
	e.	Other commodity contracts	8777	109,863	8778	20,621	8779	N/A	M.2.e
	f.	Equity derivative contracts	A000	N/A	A001	N/A	A002	N/A	M.2.f

(1)
Do not report in column B the risk-weighted amount of assets reported in column A.

(2)
Include the difference between the fair value and the amortized cost of its available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. Item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.

(3)
Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Wells Fargo Bank Minnesota, N.A.	Call Date:	12/31/2000	State #:	27-4095	FFIEC 031
Sixth Street and Marquette Avenue	Vendor ID:	D	Cert #:	05208	RC-25
Minneapolis, MN 55479	Transit #:	91000019

Optional Narrative Statement Concerning the Amounts
Reported in the Reports of Condition and Income
at close of business on December 31, 2000

Wells Fargo Bank Minnesota, N.A.	Minneapolis	MN
Legal Title of Bank	City	State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public.

BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statements accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank at its option, may replace it with a statement appropriate to the amended area.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank.

THE STATEMENT WILL NOT EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

		C471	C472 ‹-
	RCON
X = NO COMMENT Y = COMMENT	6979	X

BANK MANAGEMENT STATEMENT (please type or print clearly):
TEXT (70 characters per line)

Signature of Executive Officer of Bank	Date of Signature

THIS PAGE IS TO BE COMPLETED BY ALL BANKS

Wells Fargo Bank Minnesota, N.A.	OMB No. For FDIC: 1557-0081
Sixth Street and Marquette Avenue	OMB No. For FDIC: 3064-0052
Minneapolis, MN 55479	OMB No. For Federal Reserve: 7100-0036 Expiration Date: 3/31/2002
SPECIAL REPORT
C700 ‹-
Dollar Amounts in Thousands

Close of Business Date:	FDIC Cert. #
12/31/2000	05208

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Section 215.2 and 215.3 of Title 12 of the Code of Federal Regulations. (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit", respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

		RCFD
a.	Number of loans made to executive officers since the previous Call Report date	3561	0	a.

b.	Total dollar amount of above loans (in thousands of dollars)	3562	0	b.

c.	Range of interest charged on above loans	RCFD	From	RCFD	To
	(example: 9-3/4% = 9.75)	7701	0.00%	7702	0.00%	c.

/s/ [ILLEGIBLE]	1/30/01
SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT:	DATE (Month, Day, Year):
FDIC 8040/53 (3-98)

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SIGNATURE
ARTICLES OF ASSOCIATION OF WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
TREASURY DEPARTMENT BUREAU OF THE COMPTROLLER OF THE CURRENCY,
CERTIFICATE
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
BY-LAWS
EXHIBIT 6